CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                    Date of Report ...........April 30, 1997


                              Earth Sciences, Inc.
              (Exact name of registrant as specified in its charter)

                      Colorado                      0-6088
 (State of incorporation) (Commission File Number)

                               84-0503749
                    (IRS Employer Identification No.)

                 910 12th Street, Golden, Colorado        80401
           (Address of principal executive offices, including Zip Code)

     (Registrant's telephone number, including area code):   (303) 279-7641


 Item 2.  Acquisition or Disposition of Assets.

 On  April  30,  1997, Registrant acquired a 51% interest in ADA Environmental
 Solutions LLC ("ADA") through the purchase of an additional 46.2% interest from ADA. Registrant had previously purchased a 4.8% interest in ADA in February 1997 by payment to ADA of $400,000. The 46.2% interest was purchased by payment to ADA of $500,000 and a non-interest bearing promissory note in the amount of $1,600,000. The purchase price for the transaction was negotiated among Registrant and ADA based on the future anticipated earnings and cash flow of ADA. Funds for the purchase were from Registrant's working capital. Registrant also obtained an option to acquire the remaining 49% interest in ADA exercisable for a six month period commencing May 1, 1998. The option is exercisable by issuance of 1,715,600 shares of Registrant's common stock in exchange for all the outstanding stock of ADA-ES, Inc., a Colorado corporation, whose only asset is the remaining 49% interest in ADA.

 ADA's only significant asset is its proprietary technology designed to reduce particulate emissions from coal-fired boilers. Registrant's management believes ADA's proprietary non-toxic chemical conditioner offers both technical and economic advantages over the hazardous chemicals currently being used. Michael D. Durham of ADA has been elected to Registrant's Board of Directors as part of the transaction.

 The operating Agreement of ADA provides that a member's percentage interests for purposes of voting and ownership of assets is to be based on the ratio of its capital contributions to the total capital contributions in ADA. In accordance with such provisions, Registrant has an 83% voting and ownership interest in ADA, but a 51% interest in ADA's net profits.

 Item 7.  Financial Statements and Exhibits.

 (a) Financial Statements of Business Acquired.
 The audited financial statements of ADA Environmental Solutions LLC dated December 31, 1996 are filed herewith as Exhibit 99.1.

 (b)  Pro Forma Financial Information.

 The following unaudited pro forma combined condensed balance sheets as of December 31, 1996, show the effect on the historical balance sheet of Registrant (ESI) as if the acquisition of its interest in ADA Environmental Solutions LLC (ADA) had occurred on December 31, 1996. The unaudited pro forma combined condensed statements of operations combines the operations of ESI and ADA as if the acquisitions were completed at January 1, 1996. Activities for ADA commenced in March 1996 (the date ADA was established).

 These statements are not necessarily indicative of future operations or actual results that would have occurred had the acquisition been consummated at the beginning of the period indicated.

 The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and notes thereto, included either elsewhere in this document or in Registrant's December 31, 1996 Form 10-KSB.


 PRO FORMA COMBINED CONDENSED BALANCE SHEET (Amounts in 000's)
 December 31, 1996 (UNAUDITED)

ASSETS                                                      Pro          Pro
                                    ESI         ADA       Forma        Forma
                                                       Adjustme        Combi
                                                            nts          ned
Current assets                 $  2,039          26                    2,065
Property, plant and  equipment   17,198         340                   17,538
 Less accumulated depreciation   (5,043)         (2)                  (5,045)
Other assets                        207           0         772  (1)     979
                                 ------       -----       -----       ------
Total assets                   $ 14,401         364         772       15,537
                                 ======       =====       =====       ======
LIABILITIES AND EQUITY
 Current liabilities           $    278         791                    1,069
Long-term liabilities             9,943           0                    9,943
Minority interest                     0           0         346  (2)     346
Stockholders' equity              4,180        (427)        426  (2)   4,179
                                 ------       -----       -----       ------
shareholders' equity           $ 14,401         364         772       15,537
                                 ======       =====       =====       ======

 See accompanying notes.

 PRO FORMA CONDENSED STATEMENT OF OPERATIONS (Amounts in 000's except per
 share amounts) For the Year Ended December 31, 1996   (UNAUDITED)

                                                       Pro Forma           Pro
                                    ESI       ADA    Adjustments         Forma
                                                                        Combin
                                                                            ed
Revenues                         $  798        75              0           873
Expenses                          1,336       501            129  (3)    1,966
                                  -----     -----          -----        ------
Loss from operations               (538)     (426)          (129)       (1,093)
Minority interest                     0         0            209  (4)      209
Income tax benefit                  159         0              0           159
                                -------    ------        -------        ------
Loss before extraordinary item     (379)     (426)            80          (725)
item
Extraordinary gain                  371         0              0           371
                                -------    ------        -------        ------
Net loss                        $    (8)     (426             80          (354)
                                 ======    ======         ======        ======
Net loss per common share:       $  .00       N/A                         (.05)
                                 ======    ======                       ======

 See accompanying notes.

 Notes to Pro Forma Financial Statements.
 1. To record the goodwill associated with the acquisition of ESI's interest in ADA.
 2.  To reflect the minority interest in ADA after the acquisition.
 3. To record the additional expenses associated with amortization of goodwill recorded.
 4. To reflect the minority interest in the loss of ADA for the period ended December 31, 1996.

 (c) Exhibits.  The following Exhibits are filed herewith.

 No.       Description
 2.1       Stock Option and Exchange Agreement among Earth Sciences,
 Inc. and ADA-ES, Inc., ADA Environmental Solutions LLC, ADA Technologies, Inc., C. Jean Bustard, John F. Wurster, Kenneth E. Baldrey and Cameron E. Martin dated April 30, 1997. Exhibits and Schedules to the agreement are as follows: (such exhibits and Schedules have been omitted and will be provided to the Commission upon request.)

         EXHIBITS
         Exhibit A      Promissory Note
         Exhibit B      Exercise Notice
         Exhibit C      Certificate of Earth Sciences
         Exhibit D      Certificate of ADA Technologies, Inc.
         Exhibit E      Voting Agreement
         Exhibit F      Registration Rights Agreement

         SCHEDULES
         Schedule 3.5        Financial Statements
         Schedule 3.7        Title and Related Matters
         Schedule 3.8        Intellectual Property
         Schedule 3.9        Litigation
         Schedule 3.10       Insurance Policies and Surety Bonds
         Schedule 3.11       Compliance with Laws
         Schedule 3.17       Contracts and Commitments
         Schedule 5.1        Information Regarding Russ Farmer
         Schedule 6.15(a)    ERISA
         Schedule 10.1(b)    Accrued Incentives

 2.2 Amended and Restated Operating Agreement of ADA Environmental Solutions LLC, a Colorado Limited Liability Company, April 30, 1997

 99.1      Financial Statements of ADA Environmental Solutions LLC, December
 31, 1996.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                         Earth Sciences, Inc.
                                         -----------------------
                                            (Registrant)


 Date:  May 12, 1997                     /s/ Mark H. McKinnies
                                         ----------------------------
                                         Mark H. McKinnies, President

 EXHIBIT 2.1


                       STOCK OPTION AND EXCHANGE AGREEMENT

                                      among

                              EARTH SCIENCES, INC.

                                       and

                                  ADA-ES, INC.
                         ADA ENVIRONMENTAL SOLUTIONS LLC
                             ADA TECHNOLOGIES, INC.
                                 C. JEAN BUSTARD
                                 JOHN F. WURSTER
                               KENNETH E. BALDREY
                                       and
                                CAMERON E. MARTIN

                                      Dated

                                 APRIL 30, 1997

                                TABLE OF CONTENTS
                                                           Page

 RECITALS                                                   1

 ARTICLE 1.   INVESTMENT AND OPTION GRANTS                  1

 Section 1.1. Additional Investment in ADA-LLC              1
 Section 1.2. Grant of Option                               2
 Section 1.3. Exchange of Shares                            2
 Section 1.4. Option Closing                                2
 Section 1.5. Repurchase Options                            2

 ARTICLE 2.   EXCHANGE                                      3

 Section 2.1. Exchange Closing                              3
 Section 2.2. Exchange                                      3
 Section 2.3. Issuance of Earth Sciences Common Stock to
                 Each Shareholder                            4
 Section 2.4. Earth Sciences Delivery to the Shareholders   4
 Section 2.5. Shareholders Delivery to Earth Sciences       4
 Section 2.6. Further Assurances                            4

 ARTICLE 3.   REPRESENTATIONS AND WARRANTIES OF ADA         5

 Section 3.1. Organization                                  5
 Section 3.2. Authorization                                 5
 Section 3.3. Capitalization                                5
 Section 3.4. Consents and Approvals; No Violations         6
 Section 3.5. Financial Statements                          6
 Section 3.6. Taxes                                         6
 Section 3.7. Title and Related Matters                     7
 Section 3.8. Patents, Trademarks and Other Intellectual
                 Property                                   7
 Section 3.9. Litigation                                    7
 Section 3.10.Insurance and Surety Bonds                    7
 Section 3.11.Compliance with Laws                          8
 Section 3.12.Employee Benefit Plans                        8
 Section 3.13.Employment Related Agreements                 8
 Section 3.14.Labor Agreements and Controversies            8
 Section 3.15.Environmental Matters                         8
 Section 3.16.Certain Fees                                  9
 Section 3.17.Contracts and Commitments                     9
 Section 3.18.No Other Representations                     10

 ARTICLE 4.   REPRESENTATIONS AND WARRANTIES OF OTHER
                SHAREHOLDERS                               10

 Section 4.1. Authorization                                10
 Section 4.2. Shares                                       10
 Section 4.3. Consents and Approvals; No Violations        11
 Section 4.4. No Other Representations                     11

 ARTICLE 5.   INVESTMENT REPRESENTATIONS OF THE
                 SHAREHOLDERS                              11

 Section 5.1. Purchaser Representative                     11
 Section 5.2. State of Residence or Business               11
 Section 5.3. Tax Consequences                             11
 Section 5.4. Investment Intent                            11
 Section 5.5. Transfer Restrictions                        12
 Section 5.6. Ability to Accept Risk of Investment         12
 Section 5.7. Review of Earth Sciences Documents           12
 Section 5.8. Restricted Securities                        13
 Section 5.9. Disposition of Earth Sciences Common Stock   13

 ARTICLE 6.   REPRESENTATIONS AND WARRANTIES OF EARTH
                 SCIENCES                                  13

 Section 6.1. Organization, Standing and Power             13
 Section 6.2. Capital Structure                            13
 Section 6.3. Authority; Non-Contravention                 14
 Section 6.4. SEC Documents                                15
 Section 6.5. Earth Sciences Disclosure Material           15
 Section 6.6. Absence of Material Adverse Change           15
 Section 6.7. Reorganization                               15
 Section 6.8. Tax Representations                          15
 Section 6.9. Title and Related Matters                    16
 Section 6.10.Agreements                                   16
 Section 6.11.Litigation                                   16
 Section 6.12.Patents, Trademarks and Other Intellectual
                 Property                                  16
 Section 6.13.Insurance and Surety Bonds                   17
 Section 6.14.Compliance with Laws                         17
 Section 6.15.Employee Benefit Plans                       17
 Section 6.16.Environmental Matters                        18
 Section 6.17.Certain Fees                                 18
 Section 6.18.No Other Representations                     18

 ARTICLE 7.   COVENANTS OF EARTH SCIENCES PRIOR TO THE
                 EXCHANGE CLOSING                            18

 Section 7.1. Operation in Usual Manner; Access for the
                 Shareholders                              18
 Section 7.2. Corporate Existence, Rights and Franchises   18
 Section 7.3. Nasdaq Listing                               19
 Section 7.4. Corporate Action and Consents                19
 Section 7.5. Conditions to be Satisfied                   19
 Section 7.6. Regulatory Approvals                         19
 Section 7.7. Additional Funding and Payment to ADA        19
 Section 7.8. Seat on Earth Sciences Board of Directors    19
 Section 7.9. Tax-Free Exchange                            19
 Section 7.10.Guarantee of Leases                          20

 ARTICLE 8.   COVENANTS OF ADA AND THE OTHER SHAREHOLDERS
                 PRIOR TO THE EXCHANGE CLOSING             20

 Section 8.1. Operation in Usual Manner; Access for Earth
                 Sciences                                  20
 Section 8.2. Existence, Rights and Franchises             20
 Section 8.3. Action and Consents                          20
 Section 8.4. Conditions to be Satisfied                   20
 Section 8.5. Regulatory Approvals                         21
 Section 8.6. No Encumbrances                              21
 Section 8.7. Actions to Impair Value of ADA-ES            21

 ARTICLE 9.   CERTAIN AGREEMENTS OF THE PARTIES            21

 Section 9.1. Tax Matters                                  21
 Section 9.2. Public Announcements                         21
 Section 9.3. Notification of Certain Matters              21
 Section 9.4. Reorganization                               22
 Section 9.5. Shareholder Approval                         22
 Section 9.6. Earth Sciences Disclosure Material.          22
 Section 9.7. Fees and Expenses                            22
 Section 9.8. No Distribution of ADA's Earth Science
                 Common Stock                              22
 Section 9.9. Reasonable Efforts                           22
 Section 9.10.Expiration of Representations and Warranties 23

 ARTICLE 10.  CONDITIONS TO THE OPTION CLOSING             23

 Section 10.1.Conditions to the Obligations of the
                 Shareholders and Earth Sciences           23
 Section 10.2.Additional Conditions to the Obligations of
                 Earth Sciences                            24
 Section 10.3.Additional Conditions to the Obligations of
                 the Shareholders                          24

 ARTICLE 11.  TERMINATION AND ABANDONMENT                  25

 Section 11.1.Termination                                  25
 Section 11.2.Procedure and Effect of Termination          26

 ARTICLE 12.  INDEMNIFICATION                              26

 Section 12.1.Indemnification by the Shareholders.         26
 Section 12.2.Indemnification by Earth Sciences.           26
 Section 12.3.Notice of Claims for Indemnification.        26
 Section 12.4.Securities Law Indemnification; Contribution.27

 ARTICLE 13.  GENERAL                                      28

 Section 13.1.Amendment and Modification                   28
 Section 13.2.Waiver of Compliance; Consents               28
 Section 13.3.Notices                                      28
 Section 13.4.Assignability and Parties in Interest        30
 Section 13.5.Governing Law                                30
 Section 13.6.Counterparts                                 30
 Section 13.7.Signatures on Behalf of Corporation          30
 Section 13.8.Complete Agreement                           31
 Section 13.9.Interpretation                               31
 Section 13.10.    Severability                             31
 Section 13.11.    Knowledge                                31
 Section 13.12.    Submission to Jurisdiction               31
 Section 13.13.    Arbitration                              31


 EXHIBITS

 Exhibit A         Promissory Note
 Exhibit B         Exercise Notice
 Exhibit C         Certificate of Earth Sciences
 Exhibit D         Certificate of ADA Technologies, Inc.
 Exhibit E         Voting Agreement
 Exhibit F         Registration Rights Agreement


 SCHEDULES

 Schedule 3.5      Financial Statements
 Schedule 3.7      Title and Related Matters
 Schedule 3.8      Intellectual Property
 Schedule 3.9      Litigation
 Schedule 3.10     Insurance Policies and Surety Bonds
 Schedule 3.11     Compliance with Laws
 Schedule 3.17     Contracts and Commitments
 Schedule 5.1      Information Regarding Russ Farmer
 Schedule 6.15(a)  ERISA
 Schedule 10.1(b)  Accrued Incentives

                       STOCK OPTION AND EXCHANGE AGREEMENT


     This STOCK OPTION AND EXCHANGE AGREEMENT (this "Agreement") is entered into as of April 30, 1997, among Earth Sciences, Inc., a Colorado corporation ("Earth Sciences"), on the one hand, and ADA-ES, Inc., a Colorado corporation ("ADA-ES"), ADA Environmental Solutions LLC, a Colorado limited liability company ("ADA-LLC"), ADA Technologies, Inc., a Colorado corporation ("ADA"),
 C. Jean Bustard, John F. Wurster, Kenneth E. Baldrey and Cameron E. Martin (ADA and these individuals being hereinafter collectively called the "Shareholders"), on the other hand.

 RECITALS:

     1. The Shareholders own all of the issued and outstanding shares of Common Stock of ADA-ES, and ADA-ES owns 95.2% of the membership interest of ADA-LLC.

     2. ADA-ES and ADA-LLC seek funding to accomplish the business plan as set forth in the document entitled "Business Plan for ADA Environmental Solutions Flue Gas Conditioning Technology for Cost Effective Enhancement of ESPs and Baghouses," dated March 1996 (the "Business Plan"), that, among other matters, discusses the use of phosphoric acid for treatment of flue gas particulates.

      3.     Earth  Sciences'  wholly-owned  subsidiary  intends  to   produce
 phosphoric acid at its facility in Calgary.

     4. Prior to the date of this Agreement, Earth Sciences has invested $400,000 in ADA-LLC in exchange for a 4.8% membership interest in ADA-LLC.

     5. Earth Sciences desires to acquire (i) an additional 46.2% interest in ADA-LLC in exchange for $500,000 in cash and a non-interest bearing note in the amount of $1,600,000 and (ii) an option to acquire 100% of the equity of ADA-ES.

     6. If and when such option is exercised, Earth Sciences and the Shareholders desire to exchange 1,715,600 shares of Earth Sciences common stock, $.01 par value per share (the "Earth Sciences Common Stock"), for all of the issued and outstanding shares of ADA-ES (the "Shares") held by the Shareholders.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


 ARTICLE 1.INVESTMENT AND OPTION GRANTS

 Section 1.1. Additional Investment in ADA-LLC.

     On the Option Closing Date (as defined below), Earth Sciences shall purchase an additional 46.2% membership interest in ADA-LLC from ADA-LLC (the "Additional Investment") in exchange for $500,000 in cash and a note in the amount of $1,600,000 (the "Note") in the form attached hereto as Exhibit A.

 Section 1.2. Grant of Option.

     On the terms and subject to the conditions set forth herein, the Shareholders hereby grant Earth Sciences an irrevocable option to purchase all of their Shares in exchange for an aggregate of 1,715,600 shares of Earth Sciences Common Stock (the "Option"). The Option shall be exercisable during the period commencing at 12:00 a.m., Denver time, on May 1, 1998 and ending at 11:59 p.m., Denver time, on October 31, 1998 (the "Exercise Period") and may not be exercised prior to or after the Exercise Period. The Option may not be exercised for fewer than all of the Shares held by the Shareholders. Exercise of the Option shall be effected by Earth Sciences giving written notice to each of the Shareholders (the "Exercise Notice") (in the form attached hereto as Exhibit B) which shall state that the Option is thereby being exercised. The Exercise Notice shall be signed by a duly authorized officer of Earth Sciences.

 Section 1.3. Exchange of Shares.

     At the Exchange Closing (defined below), each Shareholder shall transfer, convey, assign and deliver to Earth Sciences, free and clear of all liens, pledges, encumbrances and claims whatsoever, the Shares in exchange for the Earth Sciences Common Stock, and Earth Sciences shall accept the Shares in exchange for the Earth Sciences Common Stock (the "Exchange"). The Shareholders shall deliver to Earth Sciences certificates representing the Shares, duly endorsed for transfer at the Exchange Closing.

 Section 1.4. Option Closing.

     Subject to the provisions of this Agreement, the additional investment by Earth Sciences in ADA-LLC and the grant of the Option as contemplated by this Agreement (the "Option Closing") shall take place at the offices of Baker & Hostetler LLP and be effective as of 10:00 a.m., Denver time, on the date two days after the conditions to the Option Closing have been satisfied (the "Option Closing Date"). At the Option Closing, Earth Sciences and the Shareholders will deliver or cause to be delivered the certificates, documents and instruments contemplated by Article 10. All actions taken and all documents delivered at the Option Closing shall be deemed to have occurred simultaneously.

 Section 1.5. Repurchase Options.

     (a) If the Exchange Closing does not occur, if Earth Sciences does not exercise the Option or if Earth Sciences issues the Exercise Notice but fails to consummate the Exchange within the time frame specified in Section 2.1 hereof, ADA-LLC shall have the option from and after November 1, 1998 for a period of 90 days to repurchase all of the membership interest in ADA-LLC owned by Earth Sciences for a purchase price equal to the total cash contribution made by Earth Sciences to ADA-LLC as of that date plus any amount paid by Earth Sciences on the Note (the "First Repurchase Option"). Within seven days after the exercise of the First Repurchase Option Earth Sciences shall deliver all of its membership interest in ADA-LLC to ADA-LLC, and ADA-LLC shall execute a note in the amount of the repurchase price. Such note shall be paid over a three-year period in equal monthly installments with interest at a compound rate of 8% per annum and shall be secured (on a basis reasonably satisfactory to Earth Sciences) by the ADA-LLC membership interest repurchased from Earth Sciences by, and then held by, ADA-LLC (the "Repurchase Note"). Upon the exercise of the First Repurchase Option, the Note shall be cancelled in full.

     (b) If Earth Sciences shall default on any payments on the Note, the Shareholders may terminate the Option, and, if so terminated, ADA-LLC shall have the option, after such default for a period of 90 days to repurchase all of the membership interest in ADA-LLC owned by Earth Sciences for a purchase price equal to $900,000 plus any amounts paid by Earth Sciences on the Note (the "Second Repurchase Option"). Within seven days after the exercise of the Second Repurchase Option, Earth Sciences shall deliver all of its membership  interest  in ADA-LLC to ADA-LLC, and ADA-LLC  shall  execute  the
 Repurchase Note (secured as described in subparagraph (a) above. Upon the exercise of the Second Repurchase Option, the Note shall be cancelled in full.

     (c)   If  the  Option Closing does not occur on or before May  31,  1997,
 Earth Sciences shall have the option of, on or before June 15, 1997, requiring ADA-LLC to repurchase Earth Sciences' 4.8% membership interest in ADA-LLC for a purchase price equal to $400,000 (the "Earth Sciences Put"). Within seven days after the exercise of the Earth Sciences Put, Earth Sciences shall deliver all of its membership interest in ADA-LLC to ADA-LLC, and ADA-LLC shall execute a note in the amount of the repurchase price. Such note shall be paid over a two year period, commencing no later than May 31, 1998, in equal monthly installments with interest at a compound rate of 8% per annum and shall be secured (on a basis reasonably satisfactory to Earth Sciences) by the ADA-LLC membership interest repurchased from Earth Sciences by, and then held by, ADA-LLC.

     (d) If the Option Closing does not occur before May 31, 1997 and Earth Sciences has not, on or before June 15, 1997, exercised the Earth Sciences Put, ADA-LLC shall have the right, on or before July 15, 1997, to repurchase such 4.8% membership interest (the "ADA Call"). Within seven days after the exercise of the ADA Call, Earth Sciences shall deliver all of its membership interest in ADA-LLC to ADA-LLC, and ADA-LLC shall execute a note in the amount of the repurchase price. Such note shall be paid over a one year period, commencing no later than May 31, 1998, in equal monthly installments with interest at a compound rate of 8% per annum and shall be secured (on a basis reasonably satisfactory to Earth Sciences) by the ADA-LLC membership interest repurchased from Earth Sciences by, and then held by, ADA-LLC.

     (e) The exercise of the options referred to in (a) and (b) above shall be effective (the "Effective Date") two days after the mailing of the notice of exercise by certified mail, return receipt requested, to the address of Earth Sciences set forth in Section 12.3(b) hereof.


 ARTICLE 2.EXCHANGE

 Section 2.1. Exchange Closing.

     If Earth Sciences exercises the Option during the Exercise Period, the consummation of the exchange of shares contemplated hereby (the "Exchange Closing") shall occur at the offices of Baker & Hostetler LLP and be effective as of 10:00 a.m., Denver time, within 14 days of receipt by all Shareholders of the Exercise Notice, or at such other place and/or on such other date as the parties hereto may agree upon in writing (the "Exchange Closing Date"). If the Exchange Closing fails to occur by the Exchange Closing Date, or by such later date to which the Exchange Closing may be extended as provided herein, the Option may be terminated by the Shareholders as described above; provided, however, that no such termination shall constitute a waiver by any party or parties which is not in material default of any of its or their respective representations, warranties or covenants herein of any rights or remedies it or they might have at law if any other party or parties is in default of any of its or their respective representations, warranties or covenants under this Agreement.

 Section 2.2. Exchange.

      At the Exchange Closing, Earth Sciences will transfer, and the Shareholders will accept from Earth Sciences, the aggregate number of authorized and newly issued shares of Earth Sciences Common Stock set forth in Section 2.3 below. In consideration for the issuance and delivery of the Earth Sciences Common Stock to the Shareholders, and as payment in full of the purchase price for the Earth Sciences Common Stock to be issued to each of the Shareholders, at the Exchange Closing the Shareholders shall deliver to Earth Sciences the certificates evidencing that respective number of Shares owned by each Shareholder which is set forth opposite his, her or its name on the signature page hereof.

 Section 2.3. Issuance of Earth Sciences Common Stock to Each Shareholder.

     Each Shareholder shall receive the number of shares of Earth Sciences Common Stock in the Exchange that is equal to (i) the number of shares of ADA-ES held by such Shareholder divided by the total issued and outstanding Shares multiplied by (ii) 1,715,600. Upon such issuance, any and all shares of Earth Sciences Common Stock issued to the Shareholders as provided herein will be fully paid and nonassessable. No fractions of shares of Earth Sciences Common Stock shall be issued to the Shareholders. At the Exchange Closing, a Shareholder otherwise entitled to receive fractions of shares of Earth Sciences Common Stock shall receive from Earth Sciences an amount in cash equal to (i) the fractional share to which such Shareholder would otherwise be entitled, multiplied by (ii) the closing price of one share of Earth Sciences Common Stock as quoted on the Nasdaq SmallCap Market on the date Earth Sciences delivers the Exercise Notice to the Shareholders.

 Section 2.4. Earth Sciences Delivery to the Shareholders.

     At the Exchange Closing, as conditions thereto, Earth Sciences shall deliver, or cause to be delivered, to the Shareholders:

          (a) Certificates for the shares of Earth Sciences Common Stock being received for their respective accounts and issuable at the Exchange Closing as provided in this Article 2, in form and substance satisfactory to the Shareholders and their counsel; and

          (b) A certificate on behalf of Earth Sciences substantially in the form of Exhibit C indicating that Earth Sciences has complied with all of the covenants set forth in Article 7 hereto and attaching the certified copies of resolutions of Earth Sciences' Board of Directors approving the exercise of the Option.

 Section 2.5. Shareholders Delivery to Earth Sciences.

     At the Exchange Closing, as conditions thereto, the Shareholders shall deliver to Earth Sciences:

          (a) Stock certificates evidencing the ownership of each Shareholder of all Shares owned by them, duly endorsed for transfer to Earth Sciences;

         (b)  The certificate of ADA substantially in the form of Exhibit D;

          (c) The minute book and all other corporate records and documents of ADA-ES; and

         (d)  Executed resignations of all the directors of ADA-ES.

 Section 2.6. Further Assurances.

     From time to time after the Exchange Closing, the Shareholders and Earth Sciences, and each of their respective affiliates, will execute and deliver to the other such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by counsel for Earth Sciences or the Shareholders in order to vest in Earth Sciences all right, title and interest of the Shareholders in and to the Shares and in order to vest in the Shareholders all right, title and interest in and to the Earth Sciences Common Stock and otherwise to carry out the purpose and intent of this Agreement.
 ARTICLE 3.REPRESENTATIONS AND WARRANTIES OF ADA
    ADA represents and warrants to Earth Sciences that:

 Section 3.1. Organization.

     Each of ADA and ADA-ES is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such licensing or qualification, except where the failure to be so qualified would not have a material adverse effect on ADA-ES. ADA-LLC is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Colorado with all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or conduct of business requires such licensing or qualification, except where the failure to be so qualified would not have a material adverse effect on ADA-LLC. ADA has delivered to Earth Sciences complete and correct copies of the Articles of Incorporation, By-Laws and other minute book documents (including stock transfer records) of ADA-ES and the Articles of Organization, the Operating Agreement and other minute book documents of ADA-LLC, as in effect on the date hereof.

 Section 3.2. Authorization.

     ADA has taken all corporate action necessary to enter into and perform this Agreement, except that ADA's shareholders need to approve the transactions contemplated by this Agreement. The Board of Directors of ADA has declared the Option and the Exchange fair to and advisable and in the best interest of ADA's shareholders. The Shareholders have the requisite power and authority to enter into this Agreement and to carry out their obligations hereunder. Except as represented above in this Section, the execution and delivery by the Shareholders of this Agreement, the performance by the Shareholders of their obligations hereunder and the consummation by the Shareholders of the transactions contemplated hereby have, to the extent necessary, been duly authorized by the appropriate corporate or other action, and no other proceeding on the part of the Shareholders is necessary for the execution and delivery hereof and the performance of their obligations hereunder. Assuming the valid authorization, execution and delivery of this Agreement by Earth Sciences and except as represented above in this Section with respect to ADA, this Agreement is a legal, valid and binding obligation of the Shareholders, ADA-ES and ADA-LLC, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

 Section 3.3. Capitalization.

     All of the membership interests in ADA-LLC, not owned by Earth Sciences, are owned by ADA-ES, and all of the issued and outstanding shares of ADA-ES are owned by the Shareholders. All of such interests and shares have been duly and validly issued, were not issued in violation of any preemptive rights and are fully paid and non-assessable. Except as set forth in this Agreement, there are no options, warrants, subscriptions, conversion or other rights, agreements, commitments, arrangements or understandings with respect to (i) the issuance of interests in ADA-LLC or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such interests in ADA-LLC or (ii) the issuance of shares of capital stock of ADA-ES or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares in ADA-ES.

 Section 3.4. Consents and Approvals; No Violations.

     Neither the execution, delivery or performance of this Agreement by the Shareholders nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-laws of ADA or ADA-ES or the Articles of Organization or the Operating Agreement of ADA-LLC, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission unless the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not prevent consummation of the Exchange and would not, to ADA's knowledge, individually or in the aggregate, have a material adverse effect on ADA, ADA -ES or ADA-LLC, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any lien or other encumbrance on any property or asset of ADA, ADA-ES or ADA-LLC pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of ADA, ADA-ES or ADA-LLC is a party or by which any of them or their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of ADA, ADA-ES or ADA-LLC or by which any property or asset of any of them is bound, except, in the case of clauses (iii) and (iv), for violations, breaches, defaults or other occurrences which would not prevent consummation of the Exchange and would not, in the aggregate, have a material adverse effect on ADA, ADA-ES or ADA-LLC.

 Section 3.5. Financial Statements.

     The  financial  statements  of ADA-ES and  ADA-LLC,  included  herein  as
 Schedule 3.5, have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of ADA-ES and ADA-LLC as at the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of ADA-ES or ADA-LLC which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the financial statements in Schedule 3.5 of ADA-ES and ADA-LLC, which is not so reflected or reserved against, that individually or in the aggregate would have a material adverse effect on ADA-ES and ADA-LLC. Except as set forth in Schedule 3.5 hereto, there has not been any material adverse change with respect to ADA-ES or ADA-LLC since the dates of such financial statements, and ADA, ADA-ES and ADA-LLC have not incurred any material obligation or liability of any kind outside of the ordinary course of business since the dates of such financial statements except as previously disclosed to Earth Sciences.

 Section 3.6. Taxes.

     Each of ADA, ADA-ES and ADA-LLC has filed on a timely basis all material tax returns required to have been filed by it and has paid on a timely basis all material taxes required to be shown thereon. All such tax returns were true, complete and correct in all material respects. Each of ADA, ADA-ES and ADA-LLC has made adequate provision for all material taxes in their respective financial statements and in their respective accounting records. No material liability for taxes has been incurred by ADA, ADA-ES or ADA-LLC other than in the ordinary course of business. None of ADA, ADA-ES nor ADA-LLC has received notice of any pending or threatened action that could result in a liability for taxes in excess of those shown in their respective financial statements. None of ADA, ADA-ES nor ADA-LLC has received notice that any taxing authority has commenced or intends to commence an audit or other examination with respect to taxes or tax returns, or has asserted against ADA, ADA-ES or ADA-LLC any deficiency or claim for additional taxes, and no material issues have been raised by any taxing authority that have not been finally settled. None of ADA, ADA-ES nor ADA-LLC is a party to an income tax allocation or sharing agreement with respect to a group of corporations filing tax returns on a combined, consolidated or unitary basis. ADA-LLC is treated as a partnership for tax purposes.

 Section 3.7. Title and Related Matters.

     ADA-ES and ADA-LLC have good and valid title to all of their material assets reflected on the financial statements of ADA-ES and ADA-LLC (and which are listed on Schedule 3.7 hereto), and all such material assets are free and clear of material claims, burdens or rights of other persons.

 Section 3.8. Patents, Trademarks and Other Intellectual Property.

     Except as set forth in Schedule 3.8, ADA-ES and ADA-LLC possess or have the right to use, to the extent they are now using, all proprietary rights (including, without limitation, patents, trade secrets, technology, know-how, copyrights, trademarks, trade names and rights to any of the foregoing), the failure to possess which would have a material adverse effect on ADA-ES or ADA-LLC or would prevent either from carrying on its business ("Subsidiary
 Proprietary Rights"), and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Set forth in Schedule 3.8 is a list of all Subsidiary Proprietary Rights consisting of patents, patent applications, trademarks, trademark applications, trade names and service marks owned or utilized by ADA-ES and ADA-LLC. Schedule 3.8 also lists all licenses or other contracts related thereto. With respect to such Subsidiary Proprietary Rights, and except as set forth in Schedule 3.8, none of ADA, ADA-ES or ADA-LLC has knowledge (i) of any claim asserted by any person challenging such Subsidiary Proprietary Rights which could have a material adverse effect on its business, (ii) that any of the Subsidiary Proprietary Rights infringes or otherwise violates any valid rights of others or is being infringed by others, and (iii) of, except for sales and licenses in the
 ordinary   course  of  business,  any  licenses,  sublicenses  or  agreements pertaining to any of the Subsidiary Proprietary Rights granted by ADA, ADA-ES or ADA-LLC.

 Section 3.9. Litigation.

     Except as set forth in Schedule 3.9, there is no Proceeding (as defined below) pending or, to the knowledge of the executive officers of ADA, threatened against ADA, ADA-ES or ADA-LLC before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a material adverse effect on ADA, ADA-ES or ADA-LLC or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of ADA, ADA-ES or ADA-LLC to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any
 court,   governmental   department,  commission,   board,   bureau,   agency,
 instrumentality or arbitrator to which ADA, ADA-ES, ADA-LLC or any of their Subsidiaries is subject that would have a material adverse effect on ADA, ADA-ES or ADA-LLC or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of ADA, ADA-ES or ADA-LLC to perform their obligations hereunder or to consummate the transactions contemplated hereby. As used in this Agreement, "Proceeding" means any action, suit, hearing, arbitration or governmental investigation (whether public or private).

 Section 3.10.Insurance and Surety Bonds.

     All material policies of fire, liability, workmen's compensation and other similar forms of insurance and surety bonds owned or held by ADA, ADA-ES or ADA-LLC (copies of which have been provided to Earth Sciences) are in full force and effect, and no notice of cancellation or termination has been received with respect to any such policy. Such policies and bonds are valid, outstanding and enforceable policies, and except as set forth in Schedule
 3.10, will not be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

 Section 3.11.Compliance with Laws.

     ADA, ADA-ES and ADA-LLC have complied in all material respects with the laws and regulations of federal, state, local and foreign governments and all agencies thereof which are applicable to the business or properties of ADA, ADA-ES and ADA-LLC, except for violations of which would not result in a material adverse effect on ADA, ADA-ES or ADA-LLC. ADA, ADA-ES and ADA-LLC hold such licenses, permits, consents, authorizations and orders of such governmental or regulatory authorities as are necessary to carry on their respective businesses as currently being conducted and as anticipated to be conducted (a list of applicable licenses, permits, consents, authorizations and orders are set forth on Schedule 3.11 hereto), the failure to hold which could have a material adverse effect on ADA, ADA-ES or ADA-LLC, and such licenses, permits, consents, authorizations and orders are in full force and effect and have been and are being complied with by ADA, ADA-ES and ADA-LLC in all material respects.

 Section 3.12.Employee Benefit Plans.

      Neither ADA-ES nor ADA-LLC nor any entity that together with either of ADA-ES or ADA-LLC is treated as a single employer pursuant to Section 414(b) or (c) of the Internal Revenue Code of 1986 (the "Code") or Section 3(5) or 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintains or in the past has maintained any Employee Benefit Plan, as defined in Section 3(3) of ERISA, under which any present or former employee of either ADA-ES or ADA-LLC has any present or future rights to benefits.

 Section 3.13.Employment Related Agreements.

     Neither ADA-ES nor ADA-LLC has ever had any employees or is a party to any bonus, profit sharing, stock option, incentive, pension, retirement, deferred compensation, consulting, severance, indemnification, employment or similar arrangement or agreement with officers, directors, managers or employees of ADA-ES or ADA-LLC.

 Section 3.14.Labor Agreements and Controversies.

     Neither ADA-ES nor ADA-LLC is a party to any collective bargaining agreement nor are there any union representation proceedings or labor controversies pending or, to the knowledge of ADA, threatened against either ADA-ES or ADA-LLC.

 Section 3.15.Environmental Matters.

     ADA, ADA-ES and ADA-LLC are in material compliance with all laws, rules, regulations and other legal requirements relating to the environment, and ADA, ADA-ES and ADA-LLC possess all material permits, licenses and similar authorizations required thereunder. There is no physical condition existing on any property owned or operated by ADA-ES or ADA-LLC or any physical conditions existing on any other property that may have been impacted by operation of their businesses which could reasonably be expected to give rise to any material remedial obligation under any environmental law or which could reasonably be expected to result in any material liability to any third party claiming damage to person or property as a result or consequence of said physical conditions.

 Section 3.16.Certain Fees.

     No broker, investment broker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Shareholders.

 Section 3.17.Contracts and Commitments.

     Except as set forth on Schedule 3.17 or on another Schedule to this Agreement, neither ADA-ES nor ADA-LLC is, at the date of this Agreement, a party to any written or oral

            (a)  contract with any labor union,

             (b) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, insurance or similar plan relating to any employees of ADA-ES, ADA-LLC or their Subsidiaries,

            (c)  employment contract, consulting contract or retainer,

             (d) lease with respect to any property, real or personal, whether as lessor or lessee,

             (e) loan agreement or other instrument relating to indebtedness for borrowed money,

             (f) contract or arrangement for insurance, including life insurance and fidelity bonds covering officers or employees or agents including, without restricting the generality of the foregoing, those covering their respective properties, buildings, machinery, equipment, furni ture, fixtures and operations,

             (g) contract containing covenants by ADA-ES, ADA-LLC or any other person not to compete in any line of business,

               (h) patent, patent application, trademark, trademark registration or application therefor, trade name, copyright, or copyright registration or application therefor, or any patent, trademark or copyright license or agreement,

            (i)  joint venture agreements,

            (m)  distributorship, agency or brokerage contracts, or

            (n)  any other material contract.

 ADA has furnished or made available to Earth Sciences the original or a true and complete copy of each document (or a summary of the material provisions in the event a formal document does not exist) referred to in Schedule 3.17. Neither ADA-ES nor ADA-LLC nor, to ADA's knowledge, any other party thereto is in default, nor, but for a requirement that notice be given or that a period of time elapse, or both, would ADA-ES, ADA-LLC, or, to ADA's knowledge, any other party thereto be in default, in any material respect, under any contract or commitment referred to above.

 Section 3.18.   No Other Representations.

      ADA is not making any representation or warranty, express or implied, of any nature whatsoever, except as specifically set forth in this Agreement.


 ARTICLE 4.REPRESENTATIONS AND WARRANTIES OF OTHER SHAREHOLDERS

      Each of the Shareholders, other than ADA, represents and warrants severally to Earth Sciences that:

 Section 4.1.    Authorization.

      Such Shareholder has taken all action necessary to enter into and perform this Agreement. Such Shareholder has the requisite power and authority to enter into this Agreement and to carry out his, her or its obligations hereunder. Assuming the valid authorization, execution and delivery of this Agreement by Earth Sciences and the other Shareholders and except as represented above with respect to ADA, this Agreement is a legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

 Section 4.2.    Shares.

      To the best of such Shareholder's knowledge, all of the Shares owned by such Shareholder have been duly and validly issued, were not issued in violation of any preemptive rights and are fully paid and non-assessable. Such Shareholder holds no options, warrants, subscriptions, conversion or other rights, agreements, commitments, arrangements or understandings with respect to the issuance of shares of capital stock of ADA-ES or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares in ADA-ES. Such Shareholder is the lawful owner, of record and beneficially, of the number of Shares set forth below his, her or its name on the signature page hereto and has, and will transfer to Earth Sciences at the Exchange Closing, if Earth Sciences exercises the Option, good and marketable title to such Shares, free and clear of any security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money ("Encumbrances"). There are no restrictions on the voting rights and the other incidents of record and beneficial ownership pertaining thereto. There are no agreements or understandings between any Shareholder and any other Shareholder or any other person with respect to the voting of any of the Shares or any other matters affecting the Shares.

 Section 4.3.    Consents and Approvals; No Violations.

      Neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby will require, with respect to such Shareholder, any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission.

 Section 4.4.    No Other Representations.

      Such Shareholder is not making any representation or warranty, express or implied, of any nature whatsoever, except as specifically set forth in this Agreement.


 ARTICLE 5.INVESTMENT REPRESENTATIONS OF THE SHAREHOLDERS

 Section 5.1.    Purchaser Representative.

      Each  Shareholder represents and warrants that he, she or  it  has  duly appointed Russ Farmer (the "Purchaser Representative") to serve as their purchaser representative in connection with their evaluation of the risks and merits of granting the Option to Earth Sciences pursuant to this Agreement and their potential acquisition of Earth Sciences Common Stock in connection with an exercise of the Option. Each Shareholder also represents and warrants that the Shareholder, together with the Purchaser Representative, has the requisite knowledge and experience in financial and business matters for properly evaluating the risks of an investment in Earth Sciences. Each Shareholder acknowledges that the Purchaser Representative will be reimbursed by ADA for any expenses in connection with such appointment. Each Shareholder also acknowledges that he, she or it is aware of the transactions, listed on Schedule 5.1, that have occurred between Purchaser Representative and ADA, ADA-ES and ADA-LLC.

 Section 5.2.    State of Residence or Business.

      Each Shareholder who is an individual represents and warrants that the Shareholder is a resident of the State of Colorado. Each Shareholder that is a corporation represents and warrants that its principal place of business is located in the State of Colorado.

 Section 5.3.    Tax Consequences.

       Each   Shareholder  represents  and  warrants  that   the   Shareholder
 understands that Earth Sciences has made no representation or warranty regarding the tax consequences to any Shareholder of the Exchange.

 Section 5.4.    Investment Intent.

      Each Shareholder represents and warrants that the Shareholder will acquire the Earth Sciences Common Stock issuable to the Shareholder upon the exercise of the Option solely for the Shareholder's own account for investment and not with a view to or for sale or distribution of the Earth Sciences Common Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Earth Sciences Common Stock or any portion thereof in any transaction, other than a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"), or a transaction exempt from the registration requirements under the Securities Act. Each Shareholder also represents that the entire legal and beneficial interest of the Earth Sciences Common Stock the Shareholder may acquire would be acquired for, and would be held for the account of, the Shareholder only and neither in whole nor in part for any other person.

 Section 5.5.    Transfer Restrictions.

       Each   Shareholder  represents  and  warrants  that   the   Shareholder
 understands that:

      (a) neither the sale of the Earth Sciences Common Stock which the Shareholder may acquire nor the shares of Earth Sciences Common Stock themselves  have  been  registered under the  Securities  Act  or  any  state securities laws, and the Earth Sciences Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and

      (b) the share certificate representing the Earth Sciences Common Stock will be stamped with the following legend (or substantially equivalent language) restricting transfer:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder named hereon that said securities have been acquired for purposes of investment and not for purposes of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from such registration. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the issuer being affixed to this certificate. The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instructions."

 Section 5.6.    Ability to Accept Risk of Investment.

      EACH SHAREHOLDER REPRESENTS AND WARRANTS THAT SUCH SHAREHOLDER REALIZES THAT SHAREHOLDER'S ACQUISITION OF THE EARTH SCIENCES COMMON STOCK WILL BE A HIGHLY SPECULATIVE INVESTMENT AND THAT SHAREHOLDER IS ABLE, WITHOUT IMPAIRING THE SHAREHOLDER'S FINANCIAL CONDITION, TO HOLD THE EARTH SCIENCES COMMON STOCK FOR AN INDEFINITE PERIOD OF TIME AND TO SUFFER A COMPLETE LOSS OF THE SHAREHOLDER'S INVESTMENT.

 Section 5.7.    Review of Earth Sciences Documents.

      Each Shareholder acknowledges that, to such Shareholder's satisfaction and the satisfaction of the Purchaser Representative, (i) the Shareholder and Purchaser Representative have either had access to or have been furnished with all the information regarding Earth Sciences (including without limitation Earth Sciences' Form 10-KSB for the year ended December 31, 1996 filed with the Securities and Exchange Commission (the "SEC")) and the terms of Shareholder's potential investment in Earth Sciences to the satisfaction of Shareholder and the Purchaser Representative, (ii) the Shareholder and the Purchaser Representative have discussed the entire investment transaction and the information described in clause (i) above with representatives of Earth Sciences, (iii) the Shareholder and the Purchaser Representative have been provided the opportunity to ask questions concerning this investment transaction and the terms and conditions thereof and all such questions have been answered to the satisfaction of the Shareholder and the Purchaser Representative, (iv) the Shareholder and the Purchaser Representative have obtained all additional information which they deem necessary to verify the accuracy of the information previously disclosed or provided to them and (v) the Shareholder and the Purchaser Representative have had ready access to and an opportunity to review any and all documents which they deem relevant to this transaction, and no information, oral or written, that they have requested has been withheld by Earth Sciences.

 Section 5.8.    Restricted Securities.

       Each Shareholder represents and warrants that such Shareholder understands that the Earth Sciences Common Stock he, she or it may receive will be restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of acquisition of the Earth Sciences Common Stock by such Shareholder, and even then will not be available unless (i) a public trading market then exists for the Earth Sciences Common Stock, (ii) adequate information concerning Earth Sciences is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Earth Sciences Common Stock may be made by such Shareholder only in limited amounts in accordance with such terms and conditions.

 Section 5.9.    Disposition of Earth Sciences Common Stock.

      Without in any way limiting the Shareholder's representations set forth above, each Shareholder further agrees that such Shareholder shall in no event make any disposition of all or any portion of the Earth Sciences Common Stock which such Shareholder may acquire unless and until:

      (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with said registration statement; or

      (b) (i) such Shareholder shall have notified Earth Sciences of the proposed disposition and shall have furnished Earth Sciences with a detailed statement of the circumstances surrounding the proposed disposition, (ii) such Shareholder shall have furnished Earth Sciences with an opinion of Shareholder's own counsel to the effect that such disposition will not require registration of such shares under the Securities Act and (iii) such opinion of such Shareholder's counsel shall have been reasonably concurred in by counsel for Earth Sciences, and Earth Sciences shall have advised Shareholder of such concurrence.


 ARTICLE 6.REPRESENTATIONS AND WARRANTIES OF EARTH SCIENCES

     Earth Sciences represents and warrants to the Shareholders that:

 Section 6.1.    Organization, Standing and Power.

      Earth Sciences is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to carry on its business as now being conducted. Earth Sciences is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on Earth Sciences.

 Section 6.2.    Capital Structure.

      The authorized capital stock of Earth Sciences consists of 25,000,000 shares of Earth Sciences Common Stock. At the close of business on April 18, 1997, (i) 8,620,071 shares of Earth Sciences Common Stock were issued and outstanding, (ii) 739,000 shares of Earth Sciences Common Stock were reserved for issuance upon the exercise of then outstanding Earth Sciences stock options, (iii) 69,900 shares of Earth Sciences Common Stock were reserved for issuance upon exercise of Earth Sciences stock options which may be granted in the future under currently existing stock option plans, (iv) 1,224 shares of Earth Sciences Common Stock were held by Earth Sciences in its treasury and (v) 4,979,824 shares of Earth Sciences Common Stock were reserved for issuance upon the conversion of conversion rights or convertible securities. The number of shares reserved for convertible securities includes an estimated 4,616,667 shares reserved for issuance upon the conversion of convertible debentures (the "Debentures") and represents a sufficient number of shares for an average conversion rate of $1.27 per share. Under the terms of the Debentures, Earth Sciences may be required to issue further shares under certain market conditions.

      All outstanding shares of capital stock of Earth Sciences are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Earth Sciences is a party or by which it is bound obligating Earth Sciences to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Earth Sciences.

 Section 6.3.    Authority; Non-Contravention.

      The Board of Directors of Earth Sciences has declared the Exchange fair to and advisable and in the best interest of the shareholders of Earth Sciences (the "Earth Sciences Shareholders"). Earth Sciences has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. No approval by the shareholders of Earth Sciences is required in connection with any of the transactions contemplated hereby. The execution and delivery of this Agreement by Earth Sciences and the consummation by Earth Sciences of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Earth Sciences. This Agreement has been duly executed and delivered by Earth Sciences and (assuming the valid authorization, execution and delivery of this Agreement by the Shareholders) constitutes a valid and binding obligation of Earth Sciences enforceable against Earth Sciences in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Earth Sciences under, any provision of (i) the Certificate of Incorporation or By-laws of Earth Sciences (true and complete copies of which as of the date hereof have been delivered to the Shareholders), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Earth Sciences or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Earth Sciences or any of its respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, losses, security interests, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on Earth Sciences, materially impair the ability of Earth Sciences to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any governmental entity is required by or with respect to Earth Sciences in connection with the execution and delivery of this Agreement by Earth Sciences or is necessary for the consummation by Earth Sciences of the Exchange and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Securities Act, and the Securities Exchange Act of 1934 (the "Exchange Act"),
 (ii) such filings as may be required in connection with applicable taxes, and
 (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Earth Sciences, materially impair the ability of Earth Sciences to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

 Section 6.4.    SEC Documents.

      Earth Sciences has filed all required documents with the SEC (the "Earth Sciences SEC Documents"). As of their respective dates, the Earth Sciences SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and none of the Earth Sciences SEC Documents, as of its date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements  of  Earth Sciences included in the Earth Sciences  SEC  Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Earth Sciences as at the dates thereof and the results of operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of Earth Sciences of which the executive officers of Earth
 Sciences have knowledge and which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of Earth Sciences included in the Earth Sciences SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a material adverse effect on Earth Sciences.

 Section 6.5.    Earth Sciences Disclosure Material.

      The Earth Sciences Disclosure Material (defined below) will not, at the time of the ADA Shareholder Meeting and the ADA-ES Shareholder Meeting (defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

 Section 6.6.    Absence of Material Adverse Change.

      Except as specifically disclosed in the Earth Sciences SEC Documents filed with the SEC prior to the date hereof, there has not been any material adverse change with respect to Earth Sciences.

 Section 6.7.    Reorganization.

      To the knowledge of Earth Sciences, Earth Sciences has not taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Exchange as a reorganization within the meaning of Section 368(a)(1)(B) of the Code (a "Reorganization"); provided, however, Earth Sciences makes no representation or warranty that the Exchange will qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

 Section 6.8.    Tax Representations.

      All material tax returns required to be filed by Earth Sciences (the "ES Tax Returns") have been filed or extensions have been obtained. The ES Tax Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable laws. All taxes shown to be due on the ES Tax Returns have been timely paid or extensions have been duly obtained, or such taxes have been adequately provided for on Earth Sciences' latest balance sheet or are being timely and properly contested. Earth Sciences has not waived any statute of limitations in respect of taxes of Earth Sciences. No issues that have been raised in writing by the relevant taxing authority in connection with the examination of the ES Tax Returns are currently pending. All deficiencies asserted or assessments made as a result of any examination of the ES Tax Returns by a taxing authority have been paid in full or adequately provided for on Earth Sciences' latest balance sheet or are being timely and properly contested. Earth Sciences is not a party to an income tax allocation or sharing agreement with respect to a group of corporations filing tax returns on a combined, consolidated or unitary basis.

 Section 6.9.    Title and Related Matters.

      Earth Sciences has good title to all of the material assets reflected on the financial statements of Earth Sciences included in the Earth Sciences SEC Documents as being owned by it and all of the material assets thereafter acquired by it (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no material liens, except for (i) liens for taxes not yet delinquent or the validity of which is being contested in good faith,
 (ii) any liens arising by operation of law securing obligations not yet overdue, (iii) liens disclosed in Earth Sciences SEC Documents and (iv) liens otherwise specifically disclosed in writing to the Shareholders.

 Section 6.10.   Agreements.

      Earth Sciences is not bound by any material contract (as defined in Item 601(b)(10) of SEC Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Earth Sciences SEC Documents filed with the SEC prior to the date of this Agreement or otherwise specifically disclosed in writing to the Shareholders.

 Section 6.11.   Litigation.

      Except as disclosed prior to the date hereof in the Earth Sciences SEC Documents, there is no Proceeding pending or, to the knowledge of the executive officers of Earth Sciences, threatened against Earth Sciences before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a material adverse effect on Earth Sciences or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of Earth Sciences to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Earth Sciences or any of its Subsidiaries is subject that would have a material adverse effect on Earth Sciences or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of Earth Sciences to perform its obligations hereunder or to consummate the transactions contemplated hereby.

 Section 6.12.   Patents, Trademarks and Other Intellectual Property.

      Earth Sciences possesses or has the right to use to the extent it is now using, all proprietary rights (including, without limitation, patents, trade secrets, technology, know-how, copyrights, trademarks, trade names and rights to any of the foregoing), the failure to possess which would have a material adverse effect on Earth Sciences or would prevent it from carrying on its business ("ES Proprietary Rights"), and the consummation of the transactions contemplated hereby will not alter or impair any such rights. With respect to such ES Proprietary Rights, Earth Sciences has no knowledge (i) of any claim asserted by any person challenging such ES Proprietary Rights which could have a material adverse effect on its business, (ii) that any of the ES Proprietary Rights infringes or otherwise violates the rights of others or is being infringed by others and (iii) except for sales and licenses in the ordinary course of business, no licenses, sublicenses or agreements pertaining to any of the ES Proprietary Rights have been granted by Earth Sciences.

 Section 6.13.   Insurance and Surety Bonds.

      All material policies of fire, liability, workmen's compensation and other forms of insurance and surety bonds owned or held by Earth Sciences are in full force and effect, and no notice of cancellation or termination has been received with respect to any such policy. Such policies and bonds are valid, outstanding and enforceable policies and will not be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Such policies and surety bonds, and such other policies and reserves added since such date, provide, to the knowledge of Earth Sciences, insurance coverage that is adequate for the assets and operations of Earth Sciences. Earth Sciences has been and is covered by insurance in scope and amount customary and reasonable for the business in which it is engaged.

 Section 6.14.   Compliance with Laws.

      Earth Sciences has complied in all material respects with the laws and regulations of federal, state, local and foreign governments and all agencies thereof which are applicable to the business or properties of Earth Sciences, except for violations of which would not result in a material adverse effect on Earth Sciences. Earth Sciences hold such licenses, permits, consents, authorizations and orders of such governmental or regulatory authorities as are necessary to carry on its business as currently being conducted and as anticipated to be conducted, the failure to hold which could have a material adverse effect on Earth Sciences, and such licenses, permits, consents, authorizations and orders are in full force and effect and have been and are being fully complied with by Earth Sciences.

 Section 6.15.   Employee Benefit Plans.

      (a) Except as set forth in Schedule 6.15(a), (i) neither Earth Sciences nor an ERISA Affiliate maintains or in the past has maintained any Employee Benefit Plan, as defined in Section 3(3) of ERISA, under which any present or former employee of Earth Sciences has any present or future rights to benefits, (ii) to its knowledge each such Employee Benefit Plan has been administered in accordance with the applicable material requirements of ERISA and the Code, (iii) to its knowledge all material reports and information required to be filed with the United States Department of Labor, Internal Revenue Service or Pension Benefit Guaranty Corporation, or distributed to participants and their beneficiaries with respect to each such Employee Benefit Plan, has been timely filed or distributed and, with respect to each Employee Benefit Plan for which an Annual Report has been filed, no change has occurred with respect to the matters covered by the Annual Report since the date of the most recent such Annual Report which could reasonably be expected to have a material adverse effect on Earth Sciences and (iv) there have been no non-exempt "prohibited transactions" (as that term is defined in the Code or in ERISA) with respect to any such Employee Benefit Plan and no material penalty or tax under ERISA or the Code has been imposed upon Earth Sciences and there are no pending or, to Earth Sciences' knowledge, threatened claims by or on behalf of any such Employee Benefit Plan, by any employee or beneficiary covered by such Employee Benefit Plan, or otherwise involving such Employee Benefit Plan, other than claims for benefits in the ordinary course.

      (b) Each such Employee Benefit Plan which is an "employee pension benefit plan," as defined in ERISA and which is intended to be "qualified" within the meaning of Section 401(a) of the Code, is so qualified and a favorable determination letter has been issued by the Internal Revenue Service with respect to the prototype of such plan and no such prototype plan has been amended since the issuance of the most recent determination letter issued by the Internal Revenue Service with respect thereto. No such Employee Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code.

 Section 6.16.   Environmental Matters.

       Earth Sciences is in material compliance with all laws, rules, regulations and other legal requirements relating to the environment. Earth Sciences possesses all material permits, licenses, and similar authorizations required thereunder. There is no physical condition existing on any property owned or operated by Earth Sciences or any physical conditions existing on any other property that may have been impacted by operation of its business which could reasonably be expected to give rise to any material remedial obligation under any environmental law or which could reasonably be expected to result in any material liability to any third party claiming damage to person or property as a result or consequence of said physical conditions.

 Section 6.17.   Certain Fees.

      No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Earth Sciences.

 Section 6.18.   No Other Representations.

      Earth Sciences is not making any representation or warranty, express or implied, of any nature whatsoever, except as specifically set forth in this Agreement.


 ARTICLE 7.COVENANTS OF EARTH SCIENCES PRIOR TO THE EXCHANGE CLOSING


      Upon the execution and delivery of this Agreement, Earth Sciences hereby covenants that, prior to and at the Exchange Closing:

 Section 7.1.    Operation in Usual Manner; Access for the Shareholders.

      Earth Sciences shall (i) continue to conduct its business in its usual manner and (ii) give the Shareholders' representatives full access, during normal business hours, and upon reasonable notice, to all of Earth Sciences' assets, properties, books, records, agreements and commitments and furnish the Shareholders' representatives during such period with all such information concerning Earth Sciences as the Shareholders may reasonably request; provided, however, that any furnishing of such information to the Shareholders or any investigation by the Shareholders shall not affect the Shareholders' right to rely on the representations and warranties made by Earth Sciences in this Agreement, and, provided further, that the Shareholders will hold in strict confidence all documents and information concerning Earth Sciences so furnished, and, if the transactions contemplated in this Agreement shall not be consummated, such confidence shall be maintained and all such documents shall immediately thereafter be returned to Earth Sciences.

 Section 7.2.    Corporate Existence, Rights and Franchises.

      Earth Sciences shall take all necessary actions to maintain in full force and effect its corporate existence, rights, franchises and good standing.

 Section 7.3.    Nasdaq Listing.

      Earth Sciences shall take all actions necessary to ensure that the Earth Sciences Common Stock is quoted on the Nasdaq SmallCap Market.

 Section 7.4.    Corporate Action and Consents.

      Earth Sciences shall take all necessary corporate and other action and use its best efforts to obtain all consents and approvals required to enable it to carry out the transactions contemplated by this Agreement.

 Section 7.5.    Conditions to be Satisfied.

      Earth Sciences shall use its best efforts to cause all the conditions to the obligations of the Shareholders under this Agreement to be satisfied prior to the Exchange Closing.

 Section 7.6.    Regulatory Approvals.

      Earth Sciences shall take all necessary actions to obtain any and all permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by, any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to the Shareholders are required for the consummation of the transactions contemplated hereby and the operation of Earth Sciences for its intended purpose.

 Section 7.7.    Additional Funding and Payment to ADA.

      (a) The additional funding needed to pay the Note is or will be available to Earth Sciences at the times required; and

      (b)    On April 30, 1997 and on June 30, 1997, (i) $400,000 and (ii)  an
 amount not to exceed $380,000, respectively, will be used to repay all outstanding indebtedness owed by ADA-LLC to ADA incurred for operating expenses of ADA-LLC. Earth Sciences agrees to cause ADA-LLC to make such payments.

 Section 7.8.    Seat on Earth Sciences Board of Directors.

      Earth Sciences shall use its best efforts to make available one seat on the Earth Sciences Board of Directors for a representative of the Shareholders between the Option Closing and the Exchange Closing and for so long thereafter as, in the aggregate, the Shareholders own no less than 1,000,000 shares of Earth Sciences Common Stock. Earth Sciences shall nominate an individual designated by the Shareholders for such seat, provided, however, that such individual shall agree to recuse himself or herself from any matters relating to the decision whether or not to exercise the Option. Management shareholders of Earth Sciences shall enter into voting agreements, substantially in the form of Exhibit E, agreeing to vote their shares of Earth Sciences Common Stock in favor of one individual designated by the Shareholders for such seat.

 Section 7.9.    Tax-Free Exchange.

      Subject to the proviso to the first sentence of Section 6.7 hereof, Earth Sciences will not take any action or fail to take any action which action or failure to take action, to its knowledge, would jeopardize the qualification of the Exchange as a Reorganization.

 Section 7.10.   Guarantee of Leases.

      Earth Sciences shall use its best efforts to execute and deliver a guaranty of all leases for operating equipment used by ADA-LLC and currently guaranteed by ADA. Earth Sciences shall use its best efforts to make such guaranty effective on the Option Closing and, after the Option Closing, to provide that ADA shall be released from all obligations under its current guaranty of such leases.


 ARTICLE 8.COVENANTS OF ADA AND THE OTHER SHAREHOLDERSPRIOR TO THE EXCHANGE CLOSING

      ADA and the other Shareholders (except as otherwise specifically indicated below) hereby covenant that from the date hereof until and at the Exchange Closing:

 Section 8.1.    Operation in Usual Manner; Access for Earth Sciences .

      ADA will cause ADA-ES and ADA-LLC to (i) continue to conduct their business in their usual manner, except as otherwise contemplated by this Agreement and (ii) give Earth Sciences' representatives full access, during normal business hours, and upon reasonable notice, to all of ADA-LLC's and ADA-ES's assets, properties, books, records, agreements and commitments and furnish Earth Sciences' representatives during such period with all such information concerning ADA-LLC and ADA-ES as Earth Sciences may reasonably request; provided, however, that any furnishing of such information to Earth Sciences or any investigation by Earth Sciences shall not affect Earth Sciences' right to rely on the representations and warranties made by ADA and the Shareholders in this Agreement, and, provided further, that Earth Sciences will hold in strict confidence all documents and information concerning ADA-ES and ADA-LLC so furnished, and, if the transactions contemplated in this Agreement shall not be consummated, such confidence shall be maintained and all such documents shall immediately thereafter be returned to ADA-ES or ADA-LLC.

 Section 8.2.    Existence, Rights and Franchises.

      The Shareholders and current officers, directors and managers of ADA-ES and ADA-LLC shall each take all necessary actions to cause their respective entity to maintain in full force and effect its corporate or other existence, rights, franchises and good standing and shall not cause or permit to be made any change in the Articles or Bylaws of ADA-ES or the Articles of Organization or Operating Agreement of ADA-LLC, except as otherwise contemplated by this Agreement.

 Section 8.3.    Action and Consents.

      ADA and the Shareholders shall take all necessary action and use their respective best efforts to obtain all consents and approvals required to enable the Shareholders to carry out the transactions contemplated by this Agreement.

 Section 8.4.    Conditions to be Satisfied.

      ADA and the Shareholders shall use their respective best efforts to cause all the conditions to the obligations of Earth Sciences under this Agreement to be satisfied prior to the Exchange Closing.

 Section 8.5.    Regulatory Approvals.

      ADA and the Shareholders shall take all necessary actions to cause ADA-ES and ADA-LLC to obtain any and all permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods required by, any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to Earth Sciences are required for the consummation of the transactions contemplated hereby and the operation of ADA-ES and ADA-LLC for their intended purpose.

 Section 8.6.    No Encumbrances.

      The ADA-ES Shareholders shall keep the Shares free and clear of any Encumbrances.

 Section 8.7.    Actions to Impair Value of ADA-ES.

        The Shareholders covenant to cause ADA-ES, and ADA-ES hereby covenants, not to (i) acquire or dispose of any material asset, (ii) incur any material indebtedness or other obligation, (iii) make any distributions on its capital stock or (iv) issue any securities or take any other material action which would materially impair the value of ADA-ES (except as previously disclosed).


 ARTICLE 9.CERTAIN AGREEMENTS OF THE PARTIES

 Section 9.1.    Tax Matters.

      After the Option Closing, Earth Sciences and each Shareholder shall make available to the other parties hereto, as reasonably requested, all information, records or documents relating to the liability for taxes of Earth Sciences, ADA-ES, ADA-LLC and the Shareholders with respect to the transactions contemplated hereby and shall preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

 Section 9.2.    Public Announcements.

      Earth Sciences and the Shareholders shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing, the Shareholders and Earth Sciences shall not be prohibited from issuing any press release or making any public statement as may be required under applicable law, but, in any such event, the Shareholders or Earth Sciences, as the case may be, shall notify the other party prior to taking such action.

 Section 9.3.    Notification of Certain Matters.

      Earth Sciences and the Shareholders shall give prompt notice to one another of (i) prior to the Option Closing, the occurrence, or failure to occur, of any event which occurrence or failure would or would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or would or would likely cause any condition to become impossible to fulfill and (ii) prior to the Exchange Closing, any failure on their part or on the part of any of their respective officers, directors, employees, representatives or agents to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification will alter or otherwise affect such representations, warranties, covenants, conditions or agreements.

 Section 9.4.    Reorganization.

      (a) Intention of Parties. The parties intend that the Exchange qualify as a Reorganization.

      (b) Books, Records and Tax Information. Both prior to and after the Exchange Closing Date, all books and records will be maintained, and all tax returns and schedules thereto will be filed, in a manner consistent with the Exchange being treated as a Reorganization. Each party will provide to each other party such tax information, reports, returns or schedules as may be reasonably required to assist such party in accounting for and reporting the Exchange as a Reorganization.

      (c) Actions by Parties. During the period from the date of this Agreement through the Exchange Closing Date, unless otherwise agreed in writing, none of the parties to this Agreement shall knowingly take or fail to take any action which action or failure to act would jeopardize the treatment of the Exchange as a reorganization within the meaning of Section 368(a)(1)(B) of the Code.

 Section 9.5.    Shareholder Approval.

      ADA shall promptly call a meeting of the shareholders of ADA (the "ADA Shareholder Meeting") for the purpose of voting upon the Exchange and Additional Investment and shall use its reasonable best efforts to obtain shareholder approval of the Exchange and Additional Investment. ADA-ES shall promptly call a meeting of the shareholders of ADA-ES (the "ADA-ES Shareholder Meeting") for the purpose of voting upon the Additional Investment and the terms and conditions of the Exchange. The ADA Shareholder Meeting and the ADA-ES Shareholder Meeting shall be held as soon as practicable, and ADA and ADA-ES will, through their respective Boards of Directors, recommend to their shareholders the approval of such matters.

 Section 9.6.    Earth Sciences Disclosure Material.

      Earth Sciences shall provide ADA in a timely manner with Earth Sciences' Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, and other recent reports and registration statements filed with the SEC (the "Earth Sciences Disclosure Material") for mailing to the ADA Shareholders and the ADA-ES Shareholders in connection with their respective shareholder meetings.

 Section 9.7.    Fees and Expenses.

      Whether or not the Exchange is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

 Section 9.8.    No Distribution of ADA's Earth Science Common Stock.

      For a period of one year following the Exchange Closing, ADA shall not distribute any shares of Earth Sciences Common Stock held by it to shareholders of ADA.

 Section 9.9 No Material Changes.

      For a period of one year following the Option Closing, ADA shall not (i) dissolve or liquidate, (ii) distribute or dispose of a substantial portion of its assets outside the ordinary course of its business or (iii) incur any material liabilities outside the ordinary course of its business, provided, however, that ADA may take any action described in this Section 9.9 outside the ordinary course of its business so long as ADA receives the written consent of Earth Sciences to such action, which consent shall not be unreasonably withheld.

 Section 9.10.   Reasonable Efforts.

      Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

 Section 9.11.   Expiration of Representations and Warranties.

      The respective representations and warranties contained herein and in any other document or instrument delivered by or on behalf of Earth Sciences or the Shareholders shall survive the Option Closing for a period of one full year and thereupon expire and be of no further force and effect. Nothing contained in this Section shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, at any time after the Option Closing, nor shall it prevent or preclude any party from pursuing any and all available remedies at law or in equity for actual fraud in the event that, prior to the Option Closing, any other party had actual knowledge of any material breach of any of its representations and warranties herein but failed to disclose to or actively concealed such knowledge prior to the Option Closing from the other party(ies) to whom the representations and warranties were made.


 ARTICLE 10.CONDITIONS TO THE OPTION CLOSING

 Section 10.1. Conditions to the Obligations of the Shareholders and Earth Sciences.

      The respective obligations of the Shareholders and Earth Sciences to effect the Option Closing are subject to fulfillment at or prior to the Option Closing Date of the following conditions:

      (a) ADA-LLC shall have entered into employment contracts for the continued employment of certain individuals, satisfactory in form and substance to the Shareholders and Earth Sciences.

      (b) Earth Sciences shall have entered into a contract pursuant to which it satisfies certain accrued incentives listed on Schedule 10.1(b) by issuance of 36,305 shares of Earth Sciences Common Stock. The issuance of such shares of Earth Sciences Common Stock shall be registered on a registration statement on Form S-8 filed with the SEC within 40 days after the Option Closing.

      (c) No order, statute, rule, regulation, executive order, stay, decree, judgment, or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the Option Closing.

      (d) No governmental action or proceeding shall have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Option Closing.

      (e) All consents required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

 Section 10.2.   Additional Conditions to the Obligations of Earth Sciences.

      The obligations of Earth Sciences to effect the Option Closing are also subject to the fulfillment at or prior to the Option Closing Date of the following additional conditions:

      (a) The Shareholders shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement that are required to be performed and complied with by them at or prior to the Option Closing Date.

      (b) The representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be deemed to have been made again at and as of the Option Closing Date and shall then be true and correct in all material respects.

      (c) All actions on the part of the Shareholders necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby shall have been duly and validly taken.

      (d) Earth Sciences shall have received such certificates of officers of ADA-ES and ADA-LLC and such certificates of others to evidence compliance with the conditions set forth in this Section 10.2 and in Section 10.1 as may be reasonably requested by Earth Sciences.

      (e) Earth Sciences shall agree, in its reasonable judgment, that the nature and prospects of ADA-LLC are, in all material respects, as set forth in the Business Plan and financial statements that have been provided to Earth Sciences, and that there has been no material adverse change in ADA-LLC's business from what is set forth therein.

      (f) Earth Sciences shall have received an opinion from Baker & Hostetler, LLP, counsel to ADA-ES and ADA-LLC, dated the Option Closing Date, in form and substance reasonably satisfactory to Earth Sciences.

      (g) The Shareholders and Earth Sciences shall have entered into an agreement providing for certain registration rights for the shares of Earth Sciences Common Stock issuable pursuant to this Agreement in the form attached hereto as Exhibit F (the "Registration Rights Agreement").

 Section   10.3.     Additional  Conditions  to   the   Obligations   of   the
 Shareholders.

      The obligations of the Shareholders to effect the Option Closing are also subject to the fulfillment at or prior to the Option Closing Date of the following additional conditions:

      (a) Earth Sciences shall have performed and compiled in all material respects with the agreements and obligations contained in this Agreement that are required to be performed and compiled with by it at or prior to the Option Closing Date.

      (b) The representations and warranties of Earth Sciences contained in this Agreement shall be true and correct in all material respects as of the date hereof and shall be deemed to have been made again at and as of the Option Closing Date and shall then be true and correct in all material respects.

      (c) All corporate actions on the part of Earth Sciences necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken.

      (d) The Shareholders shall have received such certificates of officers of Earth Sciences and such certificates of others to evidence compliance with the conditions set forth in this Section 10.3 and in Section
 10.1 as may be reasonably requested by the Shareholders.

      (e) ADA shall agree, in its reasonable judgment, that the nature and prospects of Earth Sciences are, in all material respects, as set forth in Earth Sciences' 1996 Annual Report on Form 10-KSB, and other materials that have been or may be provided to ADA, and that there has been no material adverse change in Earth Sciences' business from what is set forth therein.

      (f) The Shareholders shall have received an opinion from Parcel, Mauro, Hultin & Spaanstra, PC, counsel to Earth Sciences, dated the Option Closing Date, in form and substance reasonably satisfactory to the Shareholders.

      (g) The Shareholders and Earth Sciences shall have entered into the Registration Rights Agreement.

      (h) Earth Sciences shall have caused Michael D. Durham to be elected to the Board of Directors of Earth Sciences.


 ARTICLE 11.TERMINATION AND ABANDONMENT

 Section 11.1.   Termination.

      The transactions contemplated herein may be terminated and abandoned at any time prior to the Option Closing:

      (a) after 30 days after the date of execution and delivery of this Agreement by the Shareholders or Earth Sciences, if the Option Closing has not occurred for any reason other than a breach of this Agreement by the terminating party;

      (b) by Earth Sciences, if there has been a material breach by any of the Shareholders of any agreement, representation or warranty contained in this Agreement, which has rendered the satisfaction of any condition to the obligations of Earth Sciences impossible and such breach has not been waived in writing by Earth Sciences, which would have a material and adverse effect on the financial condition, business or operations of ADA-ES or ADA-LLC, taken as a whole, on a going forward basis;

      (c) by the Shareholders, if there has been a material breach by Earth Sciences of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of the Shareholders impossible and such breach has not been waived in writing by the Shareholders, which would have a material and adverse effect on the financial condition, business or operation of Earth Sciences, on a going forward basis;

      (d) by Earth Sciences or the Shareholders, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which Earth Sciences and the Shareholders agree to use all reasonable efforts to terminate), in each case permanently restraining, enjoining or otherwise prohibiting the Option Closing; and

     (e)    by mutual consent of Earth Sciences and all of the Shareholders.

 Section 11.2.   Procedure and Effect of Termination.

      In the event of termination and abandonment of the transactions contemplated herein by Earth Sciences or the Shareholders pursuant to Section 11.1, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and the transactions contemplated herein shall be abandoned, without further action by either Earth Sciences or the Shareholders. If this Agreement is terminated as provided herein there shall be no liability or further obligation hereunder on the part of Earth Sciences or the Shareholders, except as set forth in this Section 11.2 and in Articles 12 and 13 and except that the options specified in Section 1.5 shall survive any such termination. Nothing in this Section 11.2 shall relieve any party to this Agreement of liability for breach of this Agreement.


 ARTICLE 12.INDEMNIFICATION

 Section 12.1.   Indemnification by the Shareholders.

      The Shareholders severally agree to indemnify and hold Earth Sciences harmless against and in respect of (a) any and all damages resulting from any misrepresentation, breach of representation or warranty or nonfulfillment of any agreement on the part of the Shareholders under this Agreement or from any misrepresentations in or omission from any certificate furnished by the Shareholders hereunder; and (b) any and all actions, suits, proceedings, demands, assessments, judgments, costs and other expenses (including reasonable legal fees) incident to any of the foregoing.

 Section 12.2.   Indemnification by Earth Sciences.

      Earth Sciences agrees to indemnify and hold each of the Shareholders harmless against and in respect of (a) any and all damages resulting from any misrepresentation, breach of any representation or warranty or nonfulfillment of any agreement on the part of Earth Sciences under this Agreement or from any misrepresentations in or omission from any certificate furnished by Earth Sciences hereunder; and (b) any and all actions, suits, proceedings, demands, assessments, judgments, costs and other expenses (including reasonable legal fees) incident to the foregoing.

 Section 12.3.   Notice of Claims for Indemnification.

      Notice of any claims desired to be asserted by a party seeking indemnification ("Indemnitee") against the other party ("Indemnitor") with respect to any matter for which Indemnitee claims indemnification pursuant to this Section 12 shall be served by Indemnitee upon the Indemnitor promptly. Any such notice shall set forth in reasonable detail the basis for the claim asserted. Within 20 days following its receipt of such notice, the Indemnitor shall send written notice to the Indemnitee stating:

             (a) Whether in its view the claim is one for which the Indemnitee is entitled to indemnification (a "Covered Claim"), and

             (b) If it acknowledges that the claim is a Covered Claim whether they chooses to dispute its validity by participating in any defense of any action brought by a third party with respect to such claim.

 If the Indemnitor fails to furnish such notice within such 20-day period, such failure shall constitute its agreement that the claim is a Covered Claim and its election not to participate in the defense of any action on the Claim.

       If Indemnitor fails to furnish such notice or states in such notification that the claim is not a Covered Claim or that it declines to dispute the validity of said claim, the Indemnitee may defend or settle the claim without the participation of Indemnitor, reserving any rights it might have with respect to indemnification. If Indemnitor acknowledges that the claim is a Covered Claim, then Indemnitor may participate, at its own cost and expense, in any discussions and proceedings relating thereto, provided that it has so notified the Indemnitee of its intention to do so in such notice. If Indemnitor does participate in any discussions and proceedings, Indemnitor shall pay its own costs and expenses in connection therewith.

      Any settlement or compromise made by the Indemnitee in accordance with this Section 12.3 without the participation of the Indemnitor or any final judgment or decree entered in any claim, suit or action defended only by the Indemnitee alone shall be deemed to have been consented to by, and shall be obligatory and binding upon, the Indemnitor as fully as if the Indemnitor alone had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim by a court of competent jurisdiction for the amount of such settlement or compromise, satisfaction, judgment or decree, subject only to the right of the Indemnitor to dispute that any such claim is a Covered Claim if, but only if, the Indemnitor has served the proper notice within the proper time asserting that the claim is not a Covered Claim.

 Section 12.4.   Securities Law Indemnification; Contribution.

      (a) Indemnification by Earth Sciences. Earth Sciences agrees to indemnify, to the full extent permitted by law, the Shareholders, and any of their officers and directors and each person who controls, is controlled by or under common control with (within the meaning of the Securities Act) such Persons against all losses, claims, damages, liabilities and expenses (including attorneys' fees and other expenses incurred in connection with investigating or defending any such claims) caused by any untrue or alleged untrue statement of material fact contained in the Disclosure Material, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to Earth Sciences by or on behalf of the Shareholders expressly for use therein.

      (b) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent.

      (c) Contribution. If the indemnification provided for in this Section from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      If indemnification is available under this Section, the indemnifying party shall indemnify each indemnified party to the full extent provided in subsection (a) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this subsection (c).

 ARTICLE 13.GENERAL

 Section 13.1.   Amendment and Modification.

      This Agreement may be amended, modified or supplemented only by written agreement of all of the Shareholders and Earth Sciences.

 Section 13.2.   Waiver of Compliance; Consents.

      Any failure of Earth Sciences, on the one hand, or the Shareholders, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Earth Sciences or all of the Shareholders, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of Earth Sciences or all of the Shareholders, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

 Section 13.3.   Notices.

      All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery, if delivered personally or faxed during normal business hours of the recipient, or three days after deposit in the U.S. Mail, postage prepaid, if mailed by registered or certified mail (return receipt requested) as follows:

     (a)    If to the Shareholders, to:

            ADA Technologies, Inc.
            304 Inverness Way South
            Suite 365
            Englewood, CO  80112
            Attention:  Judith A. Armstrong
            Telephone:  (303) 792-5615
            Fax:  (303) 792-5633

            Kenneth E. Baldrey
            2746 W. Yale Ave.
            Denver, CO  80219
            Telephone:  (303) 761-6764

            C. Jean Bustard
            9193 Buffalo Dr.
            Littleton, CO  80127
            Telephone: (303) 933-3401

            Cameron E. Martin
            966 S. York St.
            Denver, CO  80209
            Telephone: (303) 777-0442

            John F. Wurster
            3815 Spring Valley Trail
            Evergreen, CO  80439
            Telephone: (303) 670-1343

 in each case with a copy to:

             Baker & Hostetler
             303 East 17th Avenue, Suite 1100
             Denver, Colorado  80203
            Attention: Alfred C. Chidester
            Telephone: (303) 861-0600
            Fax: (303) 861-2307

 (b) If to Earth Sciences, to:

            Earth Sciences, Inc.
            910 12th Street
            Golden, CO  80401
            Attention:  Mark McKinnies
            Telephone: (303) 279-7641
            Fax: (303) 279-1180

            with a copy to:

            Scott M. Reed
            Parcel, Mauro, Hultin & Spaanstra, P.C.
            1801 California Street, Suite 3600
            Denver, CO  80202-2636
            Telephone: (303) 293-6522
            Fax: (303) 295-3040

 (c) If to ADA-ES, to:

            ADA-ES, Inc.
             304 Inverness Way South, Suite 365
             Englewood, Colorado  80112
            Attention:  Michael D. Durham
            Telephone:  (303) 792-5615
            Fax:  (303) 792-5633

     (d)    If to ADA-LLC, to:

            ADA Environmental Solutions LLC
             304 Inverness Way South, Suite 365
             Englewood, Colorado  80112
            Attention:  Michael D. Durham
            Telephone:  (303) 792-5615
            Fax:  (303) 792-5633

 Section 13.4.   Assignability and Parties in Interest.

      This Agreement may not be assigned. This Agreement shall inure to the benefit of and be binding upon Earth Sciences and each of the Shareholders and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

 Section 13.5.   Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

 Section 13.6.   Counterparts.

       This   Agreement  may  be  executed  simultaneously  in  one  or   more
 counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

 Section 13.7.   Signatures on Behalf of Corporation.

      Any individual signing this Agreement or any other document related hereto on behalf of a corporation, in his or her capacity as an officer of such corporation, is acting solely in his or her capacity as an officer of the corporation and shall not assume, and shall not be deemed to assume, any personal liability when acting in that capacity.

 Section 13.8.   Complete Agreement.

      This Agreement, the Exhibits hereto, the Schedules hereto and the documents delivered pursuant to this Agreement contain or will contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments and understandings.

 Section 13.9.   Interpretation.

      The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

 Section 13.10.  Severability.

       Any  provision  of  this  Agreement  which  is  invalid,  illegal,   or
 unenforceable  in  any  jurisdiction  shall,  as  to  that  jurisdiction,  be
 ineffective   to   the   extent   of   such   invalidity,   illegality,    or
 unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

 Section 13.11.  Knowledge.

      All representations and warranties contained herein which are made to the "knowledge" of ADA, the Shareholders or Earth Sciences shall mean to the actual present knowledge of the Shareholders or ADA's or Earth Sciences' executive officers, respectively.

 Section 13.12.  Submission to Jurisdiction.

      Each of the parties hereto irrevocably consents that any legal action or proceeding against it or any of its property with respect to this Agreement or any other agreement executed in connection herewith may be brought in any court of the State of Colorado, any Federal court of the United States of America located in Denver, Colorado, or both, and by the execution and delivery of this Agreement each party hereto hereby accepts with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

 Section 13.13.  Arbitration.

      Any controversy, dispute or claim arising out of, in connection with or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this Section shall be solely and finally settled by arbitration conducted in Denver, Colorado, by and in accordance with the then existing rules for commercial arbitration of American Arbitration Association, or any successor organization. Judgment upon any award rendered by the arbitrator(s) may be entered by the State or Federal Court having jurisdiction thereof. Any of the parties may demand arbitration by written notice to the other and to the American Arbitration Association ("Demand for Arbitration"). The arbitrators shall conduct the arbitration in a manner in accordance with the Federal Arbitration Act U.S.C. 1 et seq. and the rules of the American Arbitration Association. The arbitrators may only award compensatory and punitive damages. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

      IN WITNESS WHEREOF, the undersigned duly execute this Agreement as of the date first written above.


                                EARTH SCIENCES, INC.

 Date:  April 30, 1997          By:/s/  Mark H. McKinnies
                                Name:  Mark H. McKinnies
                                Title:  President


                                ADA-ES, INC.

 Date:  April 30, 1997          By: /s/ Michael D. Durham
                                Name:  Michael D. Durham
                                Title:   President, Chief  Executive  Officer
                                        and Director


                                ADA ENVIRONMENTAL SOLUTIONS LLC

 Date:  April 30, 1997          By:  /s/ Michael D. Durham
                                Name:  Michael D. Durham
                                Title:  Manager

 Date:  April 30, 1997          By:  /s/  Judith A. Armstrong
                                Name:  Judith A. Armstrong
                                Title:  Manager

 Date:  April 30, 1997          By: /s/  Mark H. McKinnies
                                Name:  Mark McKinnies
                                Title:  Manager


                                SHAREHOLDERS:

                                ADA TECHNOLOGIES, INC.,
                                Owning 8,171 shares of ADA-ES Common Stock

 Date:  April 30, 1997          By: : /s/  Judith A. Armstrong
                                Name:  Judith A. Armstrong
                                Title: President and Chief Executive Officer


 Date:  April 30, 1997          By: : /s/ Michael D. Durham
                                Name:  Michael D. Durham
                                Title: Executive Vice President

 Date:  April 30, 1997          By:  /s/ John F. Wurster
                                Name:  John F. Wurster
                                Title: Vice President, Sales and Marketing

 Date:  April 30, 1997          By: /s/ C. Jean Bustard
                                Name:  C. Jean Bustard
                                Title: Vice President, Projects Management


                                C. JEAN BUSTARD

 Date:  April 30, 1997             /s/ C. Jean Bustard
                                Owning 549 shares of ADA-ES Common Stock


                                JOHN F. WURSTER

 Date:  April 30, 1997            /s/ John F. Wurster
                                Owning 1,006 shares of ADA-ES Common Stock


                                KENNETH E. BALDREY

 Date:  April 30, 1997             /s/ Kenneth E. Baldrey
                                Owning 183 shares of ADA-ES Common Stock


                                CAMERON E. MARTIN

 Date:  April 30, 1997            /s/  Cameron E. Martin
                                Owning 91 shares of ADA-ES Common Stock

 EXHIBIT 2.2 AMENDED AND RESTATED OPERATING AGREEMENT OF ADA ENVIRONMENTAL SOLUTIONS LLC, A COLORADO LIMITED LIABILITY COMPANY, APRIL 30, 1997


                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                         ADA ENVIRONMENTAL SOLUTIONS LLC

                      A Colorado Limited Liability Company

                                 April 30, 1997

                                TABLE OF CONTENTS
                                                            Page
 ARTICLE I  FORMATION                                       1

 1.1Member(s)                                               1
 1.2Name
 1.3Principal Place of Business                             2
 1.4Term of the Company                                     2

 ARTICLE II BUSINESS OF THE COMPANY                         2

 2.1Permitted Business                                      2
 2.2Authority                                               2

 ARTICLE IIIGENERAL ACCOUNTING MATTERS; BOOKS AND RECORDS   2

 3.1Books of Account                                        2
 3.2Location of Books and Records                           2
 3.3Inspection of Records                                   3
 3.4Tax Returns                                             3
 3.5Reports                                                 3
 (a)Preparation of Reports                                  3
 (b)Reports to Members                                      4

 ARTICLE IV CAPITAL ACCOUNTS                                4

 4.1Capital Contributions and Percentage Interest           4

 (a)Permitted Contributions                                 4
 (b)Percentage Interest                                     4

 4.2Capital Accounts                                        5

 (a)Maintenance of Capital Accounts                         5
 (b)Transfer of Capital Account                             5
 (c)No Interest Accrual                                     5
 (d)Computation of Capital Account Adjustments              5

 4.3Basis-Adjustment Election                               5
 4.4Withdrawal or Reduction of Capital Contributions        5
 4.5Additional Capital                                      6

 ARTICLE V  INCOME AND DISTRIBUTION                         6

 5.1Profits and Losses                                      6
 5.2Distributions                                           7

 ARTICLE VI RIGHTS AND DUTIES OF MANAGERS                   7

 6.1Management                                              7
 6.2Number, Tenure and Qualifications                       7
 6.3Certain Powers of Manager                               7
 6.4Liability for Certain Acts                              9
 6.5Managers and Members Have No Exclusive Duty to Company  9
 6.6Bank Accounts                                           9
 6.7Indemnity of the Managers, Employees and Other Agents   9
 6.8Resignation                                             10
 6.9Removal                                                 10
 6.10       Vacancies                                       10
 6.11       Compensation, Reimbursement, Organization Expenses   10
 6.12       Right to Rely on the Manager(s)                 10
 6.13       Tax Matters Partner                             11
    (a)     Designation                                     11
    (b)     Limitations on Extending Statute of Limitations 11
    (c)     Filing Petitions in Tax Court                   11
    (d)     Accountants and Lawyers                         11

 ARTICLE VIIMEMBERS' LIABILITY, RIGHTS AND DUTIES           11

 7.1Limitation of Liability                                 11
 7.2Company Debt Liability                                  11
 7.3Priority and Return of Capital                          12
 7.4Approval of Sale of All Assets                          12

 ARTICLE VIII  GENERAL RESTRICTIONS ON TRANSFER OF A MEMBERSHIP
               INTEREST                                     12

 8.1Restrictions                                            12
 8.2Transfers                                               12
 8.3Exceptions                                              12

 ARTICLE IX VOLUNTARY OR INVOLUNTARY TRANSFER               13

 9.1Notice of Intention to Transfer                         13
 9.2Third Party Offers                                      13
 9.3Option to Purchase                                      13
 9.4Election to Dissolve Company                            13
 9.5Purchase Price                                          13
 9.6Release from Restriction                                14
 9.7Changed Offer                                           14
 9.8Form of Offer                                           14
 9.9Substituted Member                                      14
 9.10       Option on the Part of Company                   15
 9.11       Termination of Employment                       15

 ARTICLE X  PURCHASE PRICE AND TERMS                        15

 10.1       Purchase Price                                  15
 10.2       Appraisal                                       15
 10.3       Terms of Purchase Price                         16
 10.4       Payment in Cash                                 16
 10.5       Closing                                         16
    (a)     Time and Place of Closing                       16
    (b)     Conditions to Closing                           16

 ARTICLE XI TERMINATION AND DISSOLUTION                     16

 11.1       Grounds for Dissolution                         16
 11.2       Continuation of Business Notwithstanding
            Dissolution                                     17
 11.3       Dissolution Procedure                           17
 11.4       Distributions in Liquidation                    17
    (a)     Priority of Distributions                       17
    (c)     Definitions                                     18

 11.5       Waiver of Partition - Dissolution and Withdrawal     18

 ARTICLE XIIARBITRATION                                     19

 ARTICLE XIII  INVESTMENT REPRESENTATIONS                   19

 13.1       Interests Not Registered                        19
 13.2       Investment Representation                       19
 13.3       Further Representations                         20

 ARTICLE XIVGENERAL MATTERS                                 20

 14.1       Governing Law                                   20
 14.2       No Waiver                                       20
 14.3       Amendment                                       20
 14.4       Binding Effect                                  20
 14.5       Construction; Definitions                       20
 14.6       Text To Control                                 21
 14.7       Severability                                    21
 14.8       Notices                                         21
 14.9       Entire Agreement                                21
 14.10      Counterparts                                    21

 SCHEDULE ASA-1

 SCHEDULE BSB-1

 Part A.    Special Allocation Provisions                   SB-1
 Part B.    Capital Account Adjustments and 704(c) Tax
            Allocations                                     SB-2
 Part C.    Definitions                                     SB-4

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                         ADA ENVIRONMENTAL SOLUTIONS LLC
                     (a Colorado Limited Liability Company)

     ADA Technologies, Inc., C. Jean Bustard, Kenneth E. Baldrey, Cameron E. Martin and John F. Wurster (the "Original Members") executed that certain Operating Agreement of ADA Environmental Solutions LLC (the "Company") dated September 20, 1996 (the "Agreement"), relating to the Company. Pursuant to the Agreement, the Original Members were the only members of the Company. On February 17, 1997, the Original Members contributed their membership interests in the Company to ADA-ES, Inc., a Colorado corporation ("ADA-ES") in exchange for all of the issued and outstanding common stock of ADA-ES. Simultaneously therewith, the Original Members and ADA-ES executed that certain Amendment No. 1 to the Agreement, making ADA-ES the sole member of the Company. On February 18, 1997, Earth Sciences, Inc., a Colorado corporation ("Earth Sciences") became an additional Member of the Company by contributing $400,000 cash to the Company in exchange for a 4.8% membership interest in the Company. Simultaneously therewith, ADA-ES and Earth Sciences executed that certain Amendment No. 2 to the Operating Agreement dated February 18, 1997, making ADA-ES and Earth Sciences the only Members of the Company. ADA-ES and Earth Sciences have agreed that Earth Sciences will contribute an additional $500,000 in cash and a non-interest bearing promissory note in the principal amount of $1,600,000 to the Company in exchange for an additional 46.2% membership interest in the LLC (the "Additional Contribution"). Upon consummation of the Additional Contribution, Earth Sciences will own a 51% membership interest in the Company and ADA-ES will own a 49% membership interest in the Company.

     The following are the amended and restated terms of the Company's Operating Agreement:


 ARTICLE I FORMATION

     1.1 Member(s). The current Member or Members of the Company, pursuant to the provisions of the Colorado Limited Liability Company Act, including any amendments thereto (the "Act"), are listed on Schedule A of this Amended and Restated Operating Agreement (this "Agreement"). (The term "Member" shall include, in addition to the current member or members, each of the parties who may hereafter become a Member of the Company). The Company shall have no fewer than one Member at any time. The Articles of Organization filed with respect to the Company have been adopted and are incorporated by reference in this Agreement.

     1.2      Name.   The  name  of  the Company shall  be  ADA  Environmental
 Solutions LLC.

     1.3 Principal Place of Business. The principal office and principal place of business of the Company in Colorado shall be 304 Inverness Way South, Suite 365, Englewood, Colorado 80112.

     1.4 Term of the Company. The Company shall commence on the date that the Articles of Organization are filed with the Colorado Secretary of State. The Company shall continue for a period of 21 years unless earlier dissolved as provided in this Agreement.


 ARTICLE II BUSINESS OF THE COMPANY

     2.1 Permitted Business. The business of the Company shall be to conduct all lawful business which may be perform by a limited liability company under Colorado law.

     2.2 Authority. The Company shall have the powers set forth in the Act, including the authority to borrow and loan money and the authority to purchase, lease or in any manner hold, own, improve, sell, exchange, or lease any property in connection with its business. The Company shall have the power and authority to enter into and engage in any lawful business agreed to by the Members and not prohibited by the Act.


 ARTICLE III GENERAL ACCOUNTING MATTERS; BOOKS AND RECORDS

     3.1 Books of Account. True and proper books, records, reports and accounts of the Company shall be maintained by the Company at all times in accordance with generally accepted accounting principles consistently applied, or such alternate, consistently-applied accounting principles as shall accurately reflect the income, gain, loss and financial condition of the Company. All transactions of the Company shall be entered fully and accurately on the books and records of the Company.

     3.2 Location of Books and Records. The books and records of the Company shall be kept at the Company's principal place of business. Such books and records shall include (a) a current list of the full name and last known mailing address of each past and present Member and Manager set forth in alphabetical order; (b) a copy of the Articles of Organization and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; (c) copies of the Company's federal, state and local income tax returns and reports, if any, for the three most recent years; (d) copies of this Agreement and any amendments thereto; (e) the accounting books and records and copies of the financial statements of the Company for the three most recent years; (f) minutes of every annual and special meeting of the Members and Managers and of any meeting ordered pursuant to the Act; (g) any written consents of the Members obtained pursuant to the Act; (h) all other documents and records pertaining to the Company; and (i) any and all other documents and records required to be maintained by the Company pursuant to the Act. In addition to the documents and records described above, the Company shall also prepare and update and the Members shall certify as accurate a statement describing (1) the amount of cash and a description and statement of the agreed value of property or services contributed to the Company by each Member, and which each Member has agreed to contribute in the future; (2) the times at which or events on the happening of which any additional contributions agreed to be made by each Member are to be made; (3) if agreed upon, the time at which or events on the happening of which a Member may terminate such Member's membership in the Company and the amount of, or the method of determining, the distribution to which such Member may be entitled respecting such Member's membership interest and the terms and conditions of the termination and distribution; and (4) any right of a Member to receive distributions which include any return of all or part of such Member's contribution.

     3.3 Inspection of Records. All books, records, reports and accounts of the Company shall be open to inspection by any Member or such Member's duly authorized representative on reasonable notice and at any reasonable time during business hours, and each Member or representative shall have the further right to make copies thereof, so long as such inspection or duplication does not materially interfere with the duties of any Company employee or agent. The cost of copying shall be borne by the Member. The Member also has the right to obtain from the Company upon written request:

          (a) true and full information regarding the state of the business and financial condition of the Company and any other information regarding the affairs of the Company;

          (b) promptly after they become available, copies of the Company's federal, state and local income tax returns for each year; and

          (c) a list showing the names, addresses and Percentage Interests (defined in Section 4.1) of all Members.

     3.4 Tax Returns. The Company shall prepare, sign and file all federal, state, and local tax returns required to be filed by the Company.

    3.5  Reports.

          (a) Preparation of Reports. The Company's accounting books shall be closed annually, and financial statements shall be prepared by the Company's accountants. The financial statements shall include a balance sheet, a statement of profits and losses, a statement of cash flow, a statement of each Member's capital account and such other supporting statements as the Members may deem appropriate. The financial statements shall be prepared in accordance with the accounting principles set forth in
 Section 3.1 of this Agreement. Neither the Company nor any Member shall be obligated to cause any financial statements of the Company to be audited. However, any Member may request that the financial statements for a particular year be audited and the costs of such audit shall be borne by the requesting Member, unless the Members agree that such costs shall be an expense of the Company.

          (b) Reports to Members. No later than March 31 of every year, the following shall be mailed to each person who was a Member or a transferee of a Membership Interest in the Company at any time during the prior year: (1) a true and correct photocopy of the financial statements referred to in
 Section 3.5(a); (2) all tax information relating to the Company which is necessary for the preparation of such person's federal, state and local income tax returns; and (3) any other information regarding the Company and its operations during the prior year which is material or significant to such person.


 ARTICLE IV CAPITAL ACCOUNTS

    4.1  Capital Contributions and Percentage Interest.

          (a) Permitted Contributions. The contributions to capital of a Member shall consist of cash or other property or a promissory note or other obligation to contribute cash or property. The original contribution of each Member to the capital of the Company is listed on Schedule A of this Agreement. Schedule A shall list the adjusted basis (as that term is defined in Section 1011 of the Internal Revenue Code of 1986, as amended (the "Code")), of any property contributed to the Company, the Member who contributed the property, and the fair market value of the property. The fair market value of contributed property shall be agreed to by all Members. If the Members cannot agree upon the fair market value of the contributed property, the fair market value shall be determined by the written appraisal of a qualified appraiser agreed upon by the parties. If the parties cannot agree upon such an appraiser within 30 days, the appraiser shall be selected and the fair market value of the contributed property shall be determined in the same manner as set forth in Section 10.2.

           (b) Percentage Interest. The Members' original Percentage Interests shall be reflected on Schedule A and shall be adjusted from time to time to reflect additional contributions or withdrawals of capital from the Company and any other adjustments made to the capital accounts of the Members; provided, however, that for voting purposes, the term "Percentage Interest" shall mean the percentage of each Member's capital contribution to the total capital contributions of all Members entitled to vote. To the extent that a Member's Percentage Interest exceeds the percentage of the fair market value of that Member's capital contributions to the fair market value of the total capital contribution of all Members, such Member shall not be treated as having an ownership interest in the Company's assets other than with respect to such Member's entitlement to share in the Company's net profits.

    4.2  Capital Accounts.

          (a) Maintenance of Capital Accounts. A capital account shall be maintained for each Member in accordance with this Section 4.2 and the principles set forth in Schedule B. The amount of cash or the fair market value of other property contributed to the Company by each Member, net of liabilities assumed by the Company or to which any such contributed property is subject, shall be credited to such Member's capital account, and from time to time, but not less often than annually, the share of each Member in profits, losses and fair market value of distributions shall be credited or charged to such Member's capital account. The determination and maintenance of the Members' capital accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and Treasury Regulations promulgated thereunder.

           (b) Transfer of Capital Account. Immediately following the transfer of any portion of a Membership Interest in the Company, the capital account of the transferee shall be equal to the capital account of the transferor attributable to the transferred interest. Such capital account shall not be adjusted to reflect any basis adjustment under Section 743 of the Code unless the Members make an election under Section 754 of the Code pursuant to Section 4.3 below.

          (c) No Interest Accrual. No interest shall be paid or accrued by the Company on balances in Members' capital accounts.

          (d) Computation of Capital Account Adjustments. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' capital accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the Treasury Regulations promulgated thereunder as more fully described in Schedule B.

     4.3   Basis-Adjustment  Election.  The Members shall  elect  pursuant  to
 Section 754 of the Code to adjust the basis of the Company's assets for all transfers of Company interests or distributions of property to Members if such election would benefit any Member or the Company.

     4.4 Withdrawal or Reduction of Capital Contributions. A Member shall not receive out of the Company's property any part of such Member's capital contributions unless:

          (a) all liabilities of the Company, except liabilities to Members on account of their capital contributions, have been paid, or there remains sufficient Company property to pay them; and

          (b) either the consent of all Members is obtained, or the Member may rightfully demand the return of the capital contributions pursuant to the Act.

     4.5 Additional Capital. If the Managers determine that the Company requires additional capital for any purpose reasonably related to its business, the Company may:

          (a) borrow all or part of such additional capital by obtaining loans either from Members or from third parties;

          (b) call for voluntary additional capital contributions to the Company from each Member in proportion to that Member's Percentage Interest; the additional capital contributions can consist of cash or a Promissory Note providing for the same terms as those set forth in Section 10.3(b)(i) and
 (ii); in the event any Member declines to make a voluntary additional capital contribution in cash or by Promissory Note (a "Noncontributing Member"), the other Members shall have the right, in proportion to their relative Percentage Interests in the Company (excluding the Percentage Interests held by the Noncontributing Members), to make such additional capital contributions in cash or by Promissory Note, and after any such voluntary additional capital contributions have been made by one or more Members, the Percentage Interests of all Members shall be adjusted according to the provisions of Section 4.1(b);

          (c) combine any of the above-described methods of obtaining financing as the Managers may deem appropriate.


 ARTICLE V INCOME AND DISTRIBUTION

    5.1  Profits and Losses.

          (a) The net profit and losses, if any, of the Company from operations, exclusive of any profit or loss from the capital transactions described in Section 5.1(b), shall be credited or charged to the Members in proportion to their respective Percentage Interests.

          (b) The amount realized (and any accompanying profit) by the Company from the sale, exchange or other disposition of the capital assets contributed by any Member reflected in Exhibit A in excess of the fair market value of such capital assets on the date of contribution shall be credited to the Members in accordance with their Percentage Interests.

           (c) Notwithstanding any provision of this Agreement to the contrary, to the extent required by law, income, gain, loss and deduction attributable to property contributed to the Company by a Member shall be shared among the Members so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with requirements of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, as more fully described in Schedule B.

     5.2 Distributions. All distributions shall be made among the Members in proportion to their respective Percentage Interests. Notwithstanding the foregoing, no Member shall be entitled to receive distributions with respect to such Member's profits interest as established under Section 4.1(b) above in excess of the amount by which the aggregate profits and amount realized credited to such Member under Section 5.1(a) and (b) above exceed the aggregate distributions received by such Member from the commencement of the Company's operations.


 ARTICLE VI RIGHTS AND DUTIES OF MANAGERS


     6.1 Management. The business and affairs of the Company shall be managed by its Managers. The Managers shall direct, manage and control the business of the Company to the best of their ability. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. At any time when there is more than one Manager, any action permitted to be taken by the Managers, shall require the approval or consent of all Managers; provided, however, that the Managers may appoint an Executive Manager who shall have such authority as shall be set forth in a resolution adopted by all Managers.

     6.2 Number, Tenure and Qualifications. The Company shall have three Managers. The number of Managers of the Company shall be fixed from time to time by the affirmative vote of Members holding at least two-thirds of the Percentage Interests, but in no instance shall there be less than one Manager. Managers need not be residents of the State of Colorado or Members of the Company. Upon the effective date of this Agreement, the Managers of the Company shall be ADA Technologies, Inc., Earth Sciences and Michael D. Durham.

    6.3  Certain Powers of Manager.

          (a) Without limiting the generality of Section 6.1, the Managers shall have power and authority, on behalf of the Company:

          (i) To acquire property from any person as the Managers may determine. The fact that a Manager or a Member is directly or indirectly affiliated or connected with any such person shall not prohibit the Managers from dealing with that person;
               (ii) To borrow money for the Company from banks, other lending institutions, the Managers, Members, or affiliates of the Managers or Members on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Managers, or to the extent permitted under the Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Managers;

          (iii) To purchase liability and other insurance to protect the Company's property and business;

          (iv) To hold and own any Company real and/or personal properties in the name of the Company;

          (v) To invest any Company funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

          (vi) Upon the affirmative vote of the Members holding at least two-thirds of the Percentage Interests, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan provided, however, that the affirmative vote of the Members shall not be required with respect to any sale or disposition of the Company's assets in the ordinary course of the Company's business;

          (vii) To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases; partnership agreements, operating agreements of other limited liability companies; and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company;

          (viii) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company and to compensate them from Company funds;

          (ix) To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Managers may approve; and

          (x) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

     Unless authorized to do so by this Operating Agreement or by a Manager or Managers of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the previous sentence.

     6.4 Liability for Certain Acts. Each Manager shall perform his duties as Manager in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs the duties as Manager shall not have any liability to the Company or the other Members by reason of being or having been a Manager of the Company.

     6.5 Managers and Members Have No Exclusive Duty to Company. The Manager shall not be required to manage the Company as his sole and exclusive function and he (and any Manager and/or Member) may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member or economic interest owner shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Manager and/or Member or economic interest owner or to the income or proceeds derived therefrom. Neither the Manager nor any Member or economic interest owner shall incur any liability to the Company or to any of the Members or economic interest owners as a result of engaging in any other business or venture; provided that the Manager (and/or Member) shall devote such time to the Company as is necessary for the conduct of the Company's business, and further provided that where conflicts arise between the Company and the Manager's (and/or Member's) other business interests, each Manager (and/or Member) shall endeavor to treat the Company no less favorably than other interests of that Manager (and/or Member).

     6.6   Bank  Accounts.   The Managers may from  time  to  time  open  bank
 accounts in the name of the Company, and the Managers shall be the sole signatory thereon, unless the Managers determine otherwise.

     6.7 Indemnity of the Managers, Employees and Other Agents. The Company shall indemnify the Managers and make advances for expenses to the maximum extent permitted under the Act. The Company shall indemnify its employees and other agents who are not Managers to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by Members owning at least two-thirds of the Percentage Interests.

     Notwithstanding any other provision of this Operating Agreement, no Manager shall be liable to any Member or economic interest owner or the Company with respect to any act performed or neglected to be performed in good faith and in a manner which such Manager believed to be necessary or appropriate in connection with the ordinary and proper conduct of the Company's business or the preservation of its property, and consistent with the provisions of this Agreement. The Company shall indemnify the Managers for and hold them harmless from any liability, whether civil or criminal, and any loss, damage, or expense, including reasonable attorneys' fees, incurred in connection with the ordinary and proper conduct of the Company's business and the preservation of its business and property, or by reason of the fact that such person is or was a Manager; provided the Manager to be indemnified acted in good faith and in a manner such Manager believed to be consistent with the provisions of this Agreement; and provided further that with respect to any criminal action or proceeding, the Manager to be indemnified had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that indemnification is not available hereunder. The obligation of the Company to indemnify any Manager hereunder shall be satisfied out of Company assets only, and if the assets of the Company are insufficient to satisfy its obligation to indemnify any Manager, such Manager shall not be entitled to contribution from any Member.

     6.8 Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member or economic interest owner shall not affect the Manager's rights as a Member or economic interest owner and shall not constitute a withdrawal of a Member or economic interest owner.

     6.9 Removal. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the affirmative vote of Members holding at least two-thirds of the Percentage Interests. The Manager shall be entitled to vote his Percentage Interest, if any, on such matter. The removal of a Manager who is also a Member shall not affect the Managers rights as a Member and shall not constitute a withdrawal of a Member.

     6.10 Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company shall be filled by the affirmative vote of Members holding at least two-thirds of the Percentage Interests. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by the affirmative vote of at least two-thirds of the Percentage Interests.

     6.11 Compensation, Reimbursement, Organization Expenses. No Manager shall be entitled to compensation from the Company for services rendered to the Company as such. Upon the submission of appropriate documentation each Manager shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by such Manager on behalf of the Company or at the Company's request.

    6.12 Right to Rely on the Manager(s).

          (a) Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by any Manager as to:

         (i)  The identity of any Manager, Member or Economic Interest Owner;

          (ii) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts on behalf of the Company by any Manager or which are in any other manner germane to the affairs of the Company;

               (iii) The persons who are authorized to execute and deliver any instrument or document of the Company; or

          (iv) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member or economic interest owner.

    6.13 Tax Matters Partner.

          (a) Designation. Earth Sciences, Inc. is hereby designated the Tax Matters Partner for any taxable year of the Company in which the Company fails to qualify for the exception for small partnerships under Section 6231(a)(1)(B) of the Code.

          (b) Limitations on Extending Statute of Limitations. Without the unanimous consent of the other Members, the Tax Matters Partner shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item.

          (c) Filing Petitions in Tax Court. If the Tax Matters Partner elects to file a petition for adjustment of any Company tax item (in accordance with 6226(a) of the Code), such petition shall, unless Members holding at least a majority of the Percentage Interests determine otherwise, be filed in the United States Tax Court.

          (d) Accountants and Lawyers. Any reasonable costs incurred by the Tax Matters Partner for retaining accountants or lawyers on behalf of the Company in connection with any Internal Revenue Service audit of the Company shall be expenses of the Company.


 ARTICLE VII MEMBERS' LIABILITY, RIGHTS AND DUTIES

     7.1 Limitation of Liability. Each Member's liability shall be limited as set forth in the Act, other applicable law and this Agreement.
     7.2 Company Debt Liability. Except as otherwise provided by law, a Member will not personally be liable for any debts or losses of the Company beyond such Member's respective capital contribution.

     7.3 Priority and Return of Capital. No Member shall have priority over any other Member, either as to the return of capital contributions or as to net profits, net losses or distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a Member has made to the Company.

     7.4 Approval of Sale of All Assets. The Members shall have the right, by the affirmative vote of Members holding at least two-thirds of the Percentage Interests, to approve the sale, exchange or other disposition of all, or substantially all, of the Company's assets (other than in the ordinary course of the Company's business) which is to occur as part of a single transaction or plan.


 ARTICLE VIII GENERAL RESTRICTIONS ONTRANSFER OF A MEMBERSHIP INTEREST

     8.1 Restrictions. While this Agreement is in force, no Member may directly or indirectly transfer all or any part of his ownership interest in the Company (a "Membership Interest"), whether now owned or hereafter acquired, without first complying with the terms and conditions of this Agreement. Any attempted transfer in contravention of this Agreement shall be null and void.

     8.2 Transfers. For purposes of this Agreement, a transfer shall mean any direct or indirect act, whether voluntary, involuntary, or by operation of law, which causes a disposition or encumbrance of all or any part of a Membership Interest, including but not limited to a sale, foreclosure, assignment, gift, exchange, pledge, hypothecation, bequest or attachment. Further, the following events shall be deemed to cause a transfer for purposes of this Agreement:

          (a) A Member is adjudicated a bankrupt, whether voluntary or involuntary;

          (b) A Member makes an assignment for the benefit of such Member's creditors;

          (c) The termination of employment of a Member with the Company by voluntary act of the Member ("Termination of Employment"); or

          (d) The death of a Member after the fifth anniversary date of this Agreement ("Death").

     8.3 Exceptions. Notwithstanding the foregoing, a Member may transfer all or part of his Membership Interest at any time to one or more revocable living trusts that have been established by the Member whose interest is being transferred or such Member's nominee. The trustees and their successors in trust shall be subject to all of the provisions of this Agreement. If the interest is subsequently assigned by the trust to anyone other than the Member who created the trust, the assignment shall be effective only upon the consent of all the other Members.


 ARTICLE IX VOLUNTARY OR INVOLUNTARY TRANSFER

     9.1 Notice of Intention to Transfer. If a Member desires to transfer or is deemed to have transferred (within the meaning of Article VIII hereof) all or any part of his Membership Interest, such Member or such Member's legal representative (the "Transferring Member") shall give written notice (the "Notice") to the other Members of such desire or of the event causing the transfer, except in the case of a Termination of Employment where the act of such termination shall be deemed the required Notice and the Company shall so notify the remaining Members. The Notice shall specify the interest to be transferred (the "Offered Interest") and the nature of all other material terms of the transfer. The Notice shall constitute an offer to sell the Offered Interest to the other Members, in proportion to their Percentage Interests, on the terms and conditions of Section 9.5 (the "Offer"). The terms of this Section 9.1 shall not apply to any pledge, conveyance or encumbrance of a Membership Interest where such pledge, conveyance or encumbrance is made for the purpose of obtaining financing for the Company's operations.

     9.2 Third Party Offers. In the event the Transferring Member has received a bona fide offer from a third party to purchase the Transferring Member's Membership Interest ("Third Party Offer"), the Notice also shall identify the third party and the purchase price, terms and conditions of the Third Party Offer. A bona fide offer shall mean a legally enforceable offer from a person or entity financially capable of carrying out its terms, accompanied by a certified or cashier's check for at least 10% of the purchase price.

     9.3 Option to Purchase. For 30 days after the receipt of the Offer, the Members shall determine whether or not they desire to purchase the Offered Interest for the purchase price, terms and conditions provided for in Section
 9.5. If some or all of the Members elect to purchase the Offered Interest, the purchasing Members may divide the Offered Interest in any manner upon which they all agree. In the absence of unanimous agreement, the Offered Interest shall be divided among the purchasing Members in proportion to their Percentage Interests.

     9.4 Election to Dissolve Company. In lieu of exercising their option to purchase the Offered Interest, the other Members may, by unanimous consent and written notice to the Transferring Member, elect to dissolve the Company voluntarily. If the Members elect to dissolve the Company, its business and affairs shall be wound up and all its properties distributed in liquidation under the provisions of Article XI.
     9.5 Purchase Price. The purchase of the Offered Interest shall be upon one of the following alternatives:

          (a) The same terms, conditions and consideration set forth in the Third Party Offer; or

          (b) If the transfer pursuant to a Third Party Offer does not involve the receipt by the Transferring Member of money or a promissory note to pay money, the purchasing Member(s) may purchase the Offered Interest for cash equal to the Transferring Member's capital account value.

          (c) If there is no Third Party Offer, upon the terms and conditions and at a purchase price set forth in the Offer (except upon Death or a Termination of Employment) or, at the purchasing Member(s) option, as determined in accordance with Article X.

          (d) Upon Death or a Termination of Employment, as determined in accordance with Article X.

     9.6 Release from Restriction. If the Transferring Member offers to sell the Offered Interest in connection with a Third Party Offer and the other Members do not elect to purchase the Offered Interest or to dissolve the Company, then the Transferring Member may sell the Offered Interest to the bona fide third party who made the Third Party Offer at a price equal to or greater than the price originally offered to the other Members, provided it is upon the exact terms and conditions originally contained in the Third Party Offer (except for changes in size of payments required to accommodate a greater price), and provided further that such sale is completed within 60 days after the last Offer has been rejected by all of the Members or expires, whichever first occurs.

     9.7 Changed Offer. If a Transferring Member thereafter desires to sell the Offered Interest at a price which is less than the price originally offered to the other Members, or upon different terms or conditions than those which were contained in the original Third Party Offer, or at a time which is more than 60 days after the rejection or expiration of the last Offer, the Transferring Member must first reoffer the Offered Interest to the other Members at the price and upon the terms and conditions which the Transferring Member was willing to accept from the bona fide third party. The new Offer shall be made to the other Members in the same manner and in accordance with the same procedures as provided for in this Article IX.

     9.8 Form of Offer. Offers and acceptances shall be in writing and shall be served either by personal service or by certified mail, return receipt requested, addressed to each of the Members at the last known address as shown by the records of the Company.

     9.9 Substituted Member. Any assignee or transferee of an Offered Interest who is not now a Member shall become a Member only if (a) all of the other Members unanimously consent in writing to the admission of the assignee or transferee as a Member, and (b) such assignee or transferee agrees (1) to become a Member, (2) to execute and acknowledge such instruments in form and substance satisfactory to the other Members as are required to effectuate such admission to the Company, (3) to be bound by all of the terms and conditions of this Agreement, as it may be amended from time to time, and (4) to pay all reasonable expenses connected with such assignee's or transferee's admission, including reasonable attorneys' fees required for the preparation of such instruments to effect such admission to the Company. If all of the other Members do not unanimously approve of the assignee or transferee of an Offered Interest becoming a Member, such assignee or transferee shall only be entitled to receive the share of profits or other compensation by way of income and the return of contributions to which the Transferring Member would have been entitled, but shall have no right to participate in the management of the business and affairs of the Company or to become a Member.

     9.10 Option on the Part of Company. Upon the unanimous vote of the Members owning all of the Percentage Interests in the Company other than the Transferring Member, the Company itself may elect to acquire the interest of a Transferring Member and to liquidate such Transferring Member's Membership Interest in the Company for the amount determined under Section 9.5 of this Agreement. In the event that the Company chooses to liquidate the Transferring Member's Membership Interest, then the payments shall be deemed to be made under Section 736(a) of the Code, and appropriate adjustment shall be made to the amount of the payments to equalize the economic interests of the parties.

    9.11 Termination of Employment.

          In the event that the remaining Members and the Company do not exercise their options to acquire a Member's Membership Interest upon such Member's Termination of Employment, such Member shall automatically, and without further action of the Company or such Member, cease to be a Member of the Company but shall continue to be entitled to receive the share of profits or other compensation by way of income and the return of contributions to which he was entitled, but shall have no right to participate in the management of the business and affairs of the Company or to be a Member.


 ARTICLE XPURCHASE PRICE AND TERMS

     10.1 Purchase Price. If so elected by the purchasing Member(s) pursuant to Sections 9.5(c) or 9.5(d), the purchase price hereunder shall be determined by appraisal as set forth in this Article.

     10.2 Appraisal. The fair value of the Offered Interest shall be determined by the written appraisal of a qualified appraiser agreed upon by the parties. If the parties cannot agree upon such an appraiser within 30 days after the purchaser is required to purchase the Interest, the Transferring Member and the purchaser shall each select an appraiser, the two appraisers shall agree upon a third appraiser, and the three appraisers shall determine the value of the Offered Interest being purchased. If the three appraisers cannot agree upon a value, the fair value of the Offered Interest shall be determined by averaging the value determined by each appraiser, and this value will be final, binding and conclusive upon the parties. The cost of any such appraisal shall be shared equally by the purchaser and the Transferring Member (or the Transferring Member's legal representative).

     10.3 Terms of Purchase Price. Subject to the provisions of Section 10.4, the purchase price determined in this Article shall be paid as the parties shall agree, and if the parties cannot agree, shall be payable as follows:
 (a) 10% in cash or certified funds; and (b) the balance by a negotiable promissory note made by the Member or the Company, providing for (i) interest at a floating rate which is one percentage point higher than the "Prime Rate" published by the Wall Street Journal as the base rate on corporate loans of large U.S. money center commercial banks; and (ii) equal monthly payments of principal plus accrued interest shall be payable over thirty-six months, with the first payment due 30 days from the date of closing.

     10.4 Payment in Cash. Any payment required to be made by the Company under this Article may, at the sole discretion of the Company, be satisfied by delivery of cash or certified funds, payable as set forth in Section 10.3 above, delivered at the closing described in Section 10.5 below.

    10.5 Closing.

          (a) Time and Place of Closing. The closing of any purchase and sale of an Offered Interest pursuant to this Agreement shall be held at the time  and place and in such manner mutually agreeable to the parties  to  the purchase. In the absence of agreement, the closing shall be held at the principal office of the Company 60 days after the expiration of the last option to purchase under the provisions of Article IX.

          (b) Conditions to Closing. The closing of any purchase and sale of an Offered Interest hereunder is expressly conditioned upon compliance with all applicable terms and provisions of this Agreement, including without limitation those specified in Articles VIII, IX, and XIII.


 ARTICLE XI TERMINATION AND DISSOLUTION

     11.1 Grounds for Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

         (a)  expiration of the period fixed for the duration of the Company;

         (b)  the unanimous written agreement of the Members;

         (c)  a decree of a court having competent jurisdiction;

         (d)  operation of law;

         (e)  total liquidation of all Company assets;

          (f) upon the death, retirement, resignation, expulsion, bankruptcy, dissolution or determination of incompetency of a Member, or the occurrence of any other act of a Member that terminates the continued membership of a Member in the Company (a "Withdrawal Event"), unless the remaining Members holding a majority of the Percentage Interests consent in writing within 90 days after the Withdrawal Event to continue the Company; or

         (g)  upon an election of Members as provided in Section 9.4.

     11.2 Continuation of Business Notwithstanding Dissolution. While the foregoing Section describes events causing dissolution of the Company, the same shall in no way prevent any of the Members, not directly responsible for the occurrence of such event, from forming a new limited liability company in order to benefit by the continuation of the terms and conditions set forth in this Agreement.

     11.3 Dissolution Procedure. The procedure to be followed after the occurrence of one of the events causing dissolution, and the failure of all of the remaining Members to consent to continue the Company as provided in
 Section 11.1(f), shall be as follows:

          (a) the Company shall execute a Statement of Intent to Dissolve, duplicate originals of which shall be delivered to the Colorado Secretary of State as provided by the Act, whereupon the Company shall cease to carry on its business, except to the extent necessary to wind up its business and affairs;

         (b)  all Company assets shall be marshalled;

          (c) all outstanding debts, expenses and liabilities to third parties shall be paid;

          (d) all debts to Members other than capital and profits shall be paid;

          (e) after payment of all of the foregoing debts, expenses and liabilities, Members shall be paid in accordance with the provisions of
 Section 11.4; and

          (f) the Company shall execute Articles of Dissolution, duplicate originals of which shall be filed in the office of the Colorado Secretary of State as provided by the Act.

    11.4 Distributions in Liquidation.

          (a) Priority of Distributions. Upon liquidation of the Company or (except as provided in Treasury Regulation 1.704-1(b)(2)(ii)(b)) upon the liquidation of any Member's Membership Interest in the Company, all distributions shall be made first in accordance with the Members' positive capital account balances, as determined after taking into account all adjustments to capital accounts for the Company's taxable year in which the liquidation occurs, other than adjustments made pursuant to this Section 11.4, and to the extent the distributions exceed the aggregate positive balances in the Members' capital accounts, then, among all of the Members pro rata in proportion to their respective Percentage Interests. Notwithstanding the foregoing or any other provision of this Agreement unless required by
 Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, no Member shall be entitled to receive a liquidating distribution with respect to such Member's profits interest as established under Section 4.1(b) above in excess of the amount by which the aggregate profits and amount realized credited to such Member under Sections 5.1(a) and (b) above exceed the aggregate distributions received by such Member from the commencement of the Company's operations.

          (b) All distributions under this Section shall be made by the later of (1) the end of the taxable year of the Company in which the liquidation of the Company, or any Member's interest, occurs, or (2) within 90 days after the date of the liquidation. Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member's capital account has a negative balance (after giving effect to all contributions, distributions, allocations and other capital account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any capital contribution, and the negative balance of such Member's capital account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

         (c)  Definitions.  For purposes of this Section:

               (1) the taxable year of the Company shall be determined without regard to Section 706(c)(2)(A) of the Code;

               (2) a liquidation of a Member's interest in the Company shall be deemed to occur on the earlier of (A) the date upon which there is a liquidation of the Company, or (B) the date upon which there is a liquidation of the Members' interest in the Company under Treasury Regulation 1.761-1(d); and

               (3)  a liquidation of the Company shall be deemed to occur upon
 the  earlier  of   (A)  the date upon which the Company is  terminated  under
   708(b)(1) of the Code, or (B) the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts, and distributing any remaining balance to the Members).

     11.5 Waiver of Partition - Dissolution and Withdrawal. Each of the Members hereby waives any and all right that each such Member may have to maintain any action for partition with respect to his Membership Interest or any right such Member may have to force or compel dissolution of the Company except in accordance with this Agreement. Each Member specifically waives any rights such Member may now have or hereafter acquire to withdraw from the Company, and if, notwithstanding such waiver, a Member withdraws in violation of this Agreement, the Company may, in addition to exercising any other remedies at law or in equity, recover damages for breach of this Agreement and offset such damages against amounts otherwise distributable to the withdrawing Member.


 ARTICLE XII ARBITRATION

     The Members agree to submit all controversies, claims and matters of difference to arbitration in Denver, Colorado, according to the rules and practices of the American Arbitration Association from time to time in force, except that if such rules and practices differ from the state rules of civil procedure or any other provisions of state law then in effect, such state rules and law shall govern. This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of one party if notice of the proceeding has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties to the extent and in the manner provided by the state rules of civil procedure. All awards may be filed with the clerk of one or more courts, state or federal, having jurisdiction over the party against whom such award is rendered or such party's property, as a basis of judgment and of the issuance of execution for its collection. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to such default.


 ARTICLE XIII INVESTMENT REPRESENTATIONS

     13.1 Interests Not Registered. The Members understand that (a) the Membership Interests evidenced by this Agreement have not been registered under the Securities Act of 1933, as amended, the Colorado Securities Act, as amended, or any other state or foreign securities laws (collectively, the "Securities Acts") because the Company is issuing such Membership Interests in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering, (b) the Company has relied upon the fact that such Membership
 Interests are to be held by each Member for investment, and (c) exemption from registrations under the Securities Acts would not be available if such Membership Interests were acquired by a Member with a view to distribution.

     13.2 Investment Representation. Each Member hereby confirms to the Company that such Member is acquiring the Membership Interests in the Company for such own Member's account, for investment, and not with a view to the resale or distribution thereof. Each Member agrees not to transfer, sell or offer for sale any portion of his Membership Interest in the Company unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933, as amended (the "'33 Act"), and under any applicable state or foreign securities laws or unless the holder of such Membership Interest in the Company delivers to the Company an opinion of counsel, satisfactory to the Company, that such registration or other qualification under the '33 Act and applicable state or foreign securities laws is not required in connection with such transfer, sale or offer. Each Member understands that the Company is under no obligation to register the Membership Interests in the Company or to assist such Member in complying with any exemption from registration under the Securities Acts if such Member should at a later date wish to dispose of his Membership Interest in the
 Company. Each Member recognizes that exemptions from registration, in any case, are limited and may not be available when the Member may wish to sell, transfer or otherwise dispose of any of the Member's Membership Interests in the Company.

     13.3 Further Representations. Prior to acquiring a Membership Interest in the Company, each Member has made an investigation of the Company and its business and acknowledges that the Company has made available to each such Member all information with respect thereto which such Member needed to make an informed decision to acquire his Membership Interest. Each Member represents that he possesses the experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of such Member's investment in the Company as a Member.


 ARTICLE XIV GENERAL MATTERS

     14.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     14.2 No Waiver. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving Member. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

     14.3 Amendment. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such amendment, alteration or revocation signed by all of the Members.

     14.4 Binding Effect. This Agreement shall be binding upon the Members and their respective heirs, personal representatives, successors and assigns.

     14.5 Construction; Definitions. Throughout this Agreement the singular shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders, wherever the context so requires. Terms used, but not defined, in any Schedule to this Agreement shall have the meanings assigned to such terms in this Agreement.

     14.6 Text To Control. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

     14.7 Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. Such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions never had been inserted in this Agreement.

     14.8 Notices. Except as expressly provided otherwise in this Agreement, all notices required or permitted by this Agreement shall be in writing and shall be served either by personal delivery or by certified or registered mail, return receipt requested, addressed as set forth on the signature page hereof as to each Member (except that any Member may from time to time give notice in accordance with this provision to the Company changing such Member's address for that purpose) and as set forth in Section 1.3 as to the Company. Such notice shall be effective on the date of personal delivery or on the third day after mailing.

     14.9 Entire Agreement. This Agreement embodies the entire understanding and agreement among the parties concerning the Company and supersedes any and all prior negotiations, understandings or agreements in regard thereto.

     14.10      Counterparts.   This  Agreement may  be  executed  in  several
 counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     The parties hereby execute this Agreement on the respective dates set forth next to their signatures below, effective as of September 20, 1996.


                             MEMBERS:

                             ADA-ES, INC.

 April 30, 1997              By:  /s/  Michael D. Durham

                             Address:  304 Inverness Way South, Suite 365
                                       Englewood, Colorado  80112


                             EARTH SCIENCES, INC.

 April 30, 1997              By:   /s/ Mark H. McKinnies

                             Address:  910 12th Street
                                       Golden, Colorado  80401

 SCHEDULE A

                            TO OPERATING AGREEMENT OF
                         ADA ENVIRONMENTAL SOLUTIONS LLC

     The capital contribution by each Member to the Company as of the execution of this Amended and Restated Operating Agreement is as follows:

   Member       Cash        Promissory    Adjusted    Fair         Fair          Percen
                Capital     Note          Basis of    Market       Market         tage
                Contribut                 Contribut   Value of     Value of      Inter
                 ion                       ed         Contributed  Capital         est
                                          Property    Property     Contribution
ADA-ES, Inc.      $   20.00   $      0.00      $0.00  $500,000.00  $  500,020.00 49%
Earth Sciences,
 Inc.            900,000.00  1,600,000.00       0.00         0.00  $2,500,000.00 51%


                                                                    SCHEDULE B
                            TO OPERATING AGREEMENT OF
                         ADA ENVIRONMENTAL SOLUTIONS LLC

    For purposes of interpreting and implementing Article V of the Operating Agreement of ADA Environmental Solutions LLC (the "Agreement"), and except as otherwise required under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, the following rules shall apply and shall be treated as part of the terms of the Agreement:

 Part A.  Special Allocation Provisions.

         1. For purposes of determining the amount of gain or loss to be allocated pursuant to Article V of the Agreement, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

         2. Company income, loss, deductions, and credits shall be allocated to the Members in accordance with the portion of the year during which the Members have held their respective interests. All items of income, loss, deductions, and credits shall be considered to have been earned ratably over the period of the fiscal year of the Company, except that gains and losses arising from the disposition of assets shall be taken into account as of the date hereof.

         3. Notwithstanding any other provision of the Agreement, to the extent required by law, income, gain, loss, and deduction attributable to property contributed to the Company by a Member shall be shared among the Members so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable Treasury Regulations promulgated thereunder as more fully described in Part B hereof.

         4. Notwithstanding any other provision of the Agreement, in the event the Company is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Member (whether such interest is currently deducted, capitalized, or amortized), such deduction shall be allocated solely to such Member.

         5. Notwithstanding any provision of the Agreement to the contrary, to the extent any payments made to a Member and deducted by the Company in reliance on Section 707(a) or 707(c) of the Code are treated as distributions to a Member for federal income tax purposes, there will be a gross income allocation to such Member in the amount of such distribution.

         6. (a) Notwithstanding any provision of the Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f) (2) -
 (5) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain during any fiscal year of the Company, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain determined in accordance with
 Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and 1.704-2(j) of the Treasury Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Treasury Regulations and for purposes of this paragraph 6(a) only, each Member's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to
 Article V of the Agreement with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

              (a) Notwithstanding any provision of the Agreement to the contrary, except paragraph 6(a) of this Schedule, and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year, each Member who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j) of the Treasury Regula tions. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith. Solely for purposes of the paragraph 6(b), each Member's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Agreement with respect to such fiscal year, other than allocations pursuant to 6(a) hereof.

         7. Notwithstanding any provision of the Agreement to the contrary, in the event any Members unexpectedly receive any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6),
 items of Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations, or distributions as quickly as possible. This paragraph 7 is intended to comply with the Qualified Income Offset provisions of the aforementioned Treasury Regulations.

         8. No net loss shall be allocated to any Member to the extent that such allocation would result in a deficit Adjusted Capital Account Balance in such Member's capital account while any other Member continues to have a positive capital account balance; in such event, net losses shall first be allocated to any Members with positive Adjusted Capital Account Balances, and in proportion to such positive balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero.

         9. Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the remaining profits, losses, and all other items allocated to each such Member pursuant to Article V of the Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of
 Article V of the Agreement if such special allocations had not occurred.

         10. Notwithstanding any provision of the Agreement to the contrary, Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Members in accordance with their Percentage Interests.

         11. Notwithstanding any provision of the Agreement to the contrary, any Partner Nonrecourse Deduction for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations.

 Part B.  Capital Account Adjustments and 704(c) Tax Allocations.

         1. For purposes of computing the amount of any item of income, gain, deduction, or loss to be reflected in the Members' capital accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for federal income tax purposes; provided, however, that:

              (a) Any deductions for depreciation, cost recovery, or amortization (other than depletion under Section 611 of the Code) attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon an adjustment to the Carrying Value of any Company property, except property subject to depletion under
 Section 611 of the Code, further deductions for such depreciation, cost recovery, or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

              (b) Any income, gain, or loss attributable to the taxable disposition of any property (including any property subject to depletion under Section 611 of the Code) shall be determined by the Company as if the adjusted basis of such property as of such date of disposition was equal in amount to the Company's Carrying Value with respect to such property as of such a date.

              (c) If the Company's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
 Section 50(c)(1) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Members pursuant to Article V of the Agreement. Any restoration of such basis pursuant to Section 50(c)(2) of the Code shall be allocated in the same manner to the Members to whom such deemed deduction was allocated.

              (d) The computation of all items of income, gain, loss, and deduction shall be made by the Company and, as to those items described in
 Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

         2. A transferee of a Member's interest will succeed to the capital account relating to the Member's interest transferred; provided, however, that if the transfer causes a termination of the Company under Section 708(b)(1)(B) of the Code, the Company properties shall be deemed to have been distributed in liquidation of the Company to the Members (including the transferee of an interest) and recontributed by such Members and transferees in reconstitution of the Company. The capital accounts of such reconstituted Company shall be maintained in accordance with the principles set forth herein.

         3. Upon an issuance of any additional interests in the Company for cash or Contributed Property, the capital accounts of all Members (and the Carrying Values of all Company properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Members, at such time, pursuant to Article V of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Members using such reasonable methods of valuation as the Members may adopt.

         4. Immediately prior to the distribution of any Company property in liquidation of the Company, the capital accounts of all Members (and the Carrying Values of all Company properties) shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Members, at such time, pursuant to Article V of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Members using such reasonable methods of valuation as the Members may adopt.

         5. In accordance with Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any Contributed Property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Agreed Value.

         6. In the event the Agreed Value of any Company asset is adjusted as described in paragraph 3 or 4 of this Part B above, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value in the same manner as under Section 704 (c) of the Code and the Treasury Regulations promulgated thereunder. Any unrealized income or deduction with respect to accounts receivable, accounts payable, and any other accrued but unpaid items that a Member contributes to the Company shall be allocated to such Member to the extent required by Sections 704(c) of the Code and the Treasury Regulations promulgated under Sections 704(b) and 704(c) of the Code.

         7. Any elections or other decisions relating to any federal income tax matters shall be made by the Members in any manner that reasonably reflects the purpose and intention of the Agreement.

 Part C. Definitions. For the purposes of this Schedule, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

         "Adjusted Capital Account Balance" means the balance, if any, in the capital account balance of a Member as of the end of the relevant fiscal year of the Company, after giving effect to the following: (a) credit to such capital account any amounts the Member is obligated to restore, pursuant to the terms of this Agreement or otherwise or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations and (b) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Treasury Regulations.

         "Agreed Value" means the fair market value of Contributed Properties as agreed to by the contributing Member and the Company, using such reasonable method of valuation as they may adopt.

         "Carrying Value" means (a) with respect to Contributed Property, the Agreed Value of such property reduced (but not below zero) by all amortization, depreciation, and cost recovery deductions charged to the Members' capital accounts with respect to such property, as well as any other charges for sales, retirements, and other dispositions of assets included in a Contributed Property, as of the time of determination, and (a) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with the principles set forth herein.

         "Contributed Property" means each Member's interest in property or other consideration (excluding services and cash) contributed to the Company by such Member.

         "Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a fiscal year of the Company equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of
 Section 1.704-2(c) of the Treasury Regulations.

         "Nonrecourse Liability" shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

         "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

         "Partner Nonrecourse Debt" shall have the meaning set forth in
 Section 1.704-2(b)(4) of the Treasury Regulations.

         "Partner Nonrecourse Debt Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with
 Section 1.704-2(i) of the Treasury Regulations.

         "Partner Nonrecourse Deductions" shall have the meaning set forth in
 Section 1.704-2(i)(1) of the Treasury Regulations. For any Company taxable year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equals the net increase during the year, if any, in the amount of Partner Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Partner Nonrecourse Debt Minimum Gain.

         "Partnership Minimum Gain" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

    For purposes of this Schedule, all other capitalized terms will have the same definition as in the Agreement.

    This Schedule B is intended to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder and shall be construed and interpreted consistently therewith. To the extent that any of the provisions of this Schedule B are inconsistent (whether now or in the future) with
 Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, the provisions of such Section of the Code and such Treasury Regulations shall control, and all allocations and capital account adjustments made under this Schedule B and the Agreement shall be made in a manner necessary to comply with Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

 EXHIBIT 99.1 FINANCIAL STATEMENTS OF ADA ENVIRONMENTAL SOLUTIONS LLC,DECEMBER 31, 1996


                         ADA ENVIRONMENTAL SOLUTIONS LLC
                          (A DEVELOPMENT STAGE COMPANY)


                                table of contents


                                                             Page

 Independent Auditors' Report                                 3

 Balance Sheet                                                4

 Statement of Operations and Members' Deficit                 5

 Statement of Cash Flows                                      6

 Notes to Financial Statements                                7

 BDO Seidman, LLP
 Accountants and Consultants
 17th & Grant Building
 303 East Seventeenth Avenue, Suite 600
 Denver, Colorado  80203-9682
 Telephone:  (303) 830-1120
 Fax:  (303) 830-8130

 INDEPENDENT AUDITORS' REPORT


 ADA Environmental solutions LLC
 Englewood, Colorado

 We have audited the accompanying balance sheet of ADA Evironmental Solutions LLC (a development stage company) as of December 31, 1996 and the related statement of operations, members' deficit and cash flows for the ten months hen ended. These financial statement are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADA Environmental Solutions LLC (a development stage company) as of December 31, 1996 and the results of its operation and cash flows for the ten months then ended, in conformity with generally accepted accounting principles.

 /s/ BDO Seidman, LLP

 Denver, Colorado
 April 10, 1997



                         ADA Environmental Solutions LLC
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 1996

 ASSETS
 Cash                                       $ 11,950
 Trade receivables (Notes 2 and 3)            11,355
 Prepaid assets                                2,559
                                              ------
       Total currents assets                  25,864

 Preproduction costs                         324,008

 Furniture and equipment (Note 3),
 net of $1,154 accumulated
 depreciation                                 14,448

 Other assets                                    729
                                              ------
 Total Assets                               $365,049
                                             =======

 LIABILITIES
 Accounts payable                           $ 11,217

 Note payable - member (Note 3)              779,443
                                             -------
 Total Liabilities                           790,660

 Commitments (Note 8)

 MEMBERS' DEFICIT                           (425,611)
                                             -------
 Total Liabilities and Members' Deficit     $365,049
                                             =======


                 See accompanying notes to financial statements.


                         ADA Environmental Solutions LLC
                          (A Development Stage Company)
                  Statement of Operations and Members' Deficit
                       Ten Months Ended December 31, 1996


 Revenues (Note 4)                        $ 75,487

 Costs and Expenses:
 Direct cost of revenue                     53,977
 Indirect expenses                         413,085
                                            -------
 Loss from operations                     (391,575)

 Interest expense                          (34,056)
                                            -------
 Net loss                                 (425,631)

 Beginning members' equity                        0

 Members' contribution                          20
                                            -------
 Ending members' deficit                  ($425,611)
                                            =======


                 See accompanying notes to financial statements.

                         ADA Environmental Solutions LLC
                          (A Development Stage Company)
                             Statement of Cash Flows
                       Ten Months Ended December 31, 1996

 Cash flows from operating activities:
 Cash received from                          $    64,132
 Cash paid to suppliers and  employees          (454,691)
 Cash paid for prepaid expenses                   (2,559)
 Interest paid                                   (34,056)
                                                 -------
    Net cash used in operating activities       (427,174)

 Cash flows from investing activities:
 Capital expenditures                            (15,602)
 Preproduction costs                            (324,008)
   Increase in other assets                         (729)
                                                 -------
    Net cash used in investing activities       (340,339)

 Cash flows from financing activities:
 Borrowings from member                          779,443
 Members contribution                                 20
                                                 -------
 Net cash provided by financing activities       779,463

 Net increase in cash                             11,950
 Cash, beginning of period                           -0-
                                                 -------
 Cash, end of period                           $  11,950
                                                 =======
 Reconciliation of net loss to net
 cash used in operating activities:

 Net loss                                      ($425,631)

 Adjustments to reconcile net loss to net
 cash used in operating activities:
 Depreciation                                      1,154
    Change in assets and liabilities -
      Increase in trade receivables              (11,355)
   Increase in accounts payable and
       accrued liabilities                        11,217
   Increase in prepaid expenses                   (2,559)
                                                  ------
    Net cash used in operating activities      ($427,174)
                                                 =======


                 See accompanying notes to financial statements.

                          NOTES TO FINANCIAL STATEMENTS


 NOTE 1 - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations

 In March 1996, ADA Environmental Solutions LLC ("ADA ES" or the "Company") was established to evaluate, design, install, and operate/maintain certain pollution control equipment and chemical additive systems primarily for use in the power utility industry.

 Owners  and Limited Liability Companies are referred to as "members" and  the
 company  executives  are  referred to as "managers".   The  managers  receive
 authority to act from Operating Agreements which are signed by all members.

 In 1996, ADA ES was considered a Development Stage Company producing insignificant revenue while developing the necessary scale-up processes and structure to sustain planned full scale operations.

 Furniture and Equipment

 Furniture and equipment are recorded at cost. Provisions for depreciation are computed using an accelerated method over estimated useful lives of three to seven years.

 Use of Estimates

 The preparation of the Company's financial statements, in conformity with generally accepted accounting principles, requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

 PREPRODUCTION COSTS

 The Company capitalized costs of $324,000 in 1996 associated with full scale production process development for ADA Environmental Solutions LLC. These costs include scale-up development, production designs, and vendor establishment/evaluations, and will start being amortized over 5 years once full scale systems are in place and operational.

 CONCENTRATION OF RISK

 Profitable operations of the Company are contingent upon a single proprietary process. This process has been proven successful in both laboratory and extended full-scale demonstration operations. Should this technology be obsoleted or be caused to be unsuccessful, the ability of the Company to succeed would be at risk.

 NOTE 2 - ACCOUNTS RECEIVABLE

 Accounts receivable consist of the following:

    Billed                         $ 6,981
    Unbilled                         4,374
                                    ------
                                   $11,355
                                    ======
 Unbilled accounts receivable consist of revenue which has been recognized but which, because of the terms of the contract, has not yet been billed.

 NOTE 3 -NOTE PAYABLE-MEMBER

 AT DECEMBER 31, 1996, THE COMPANY HAD A LINE OF CREDIT FROM A MEMBER TOTALING $850,000. THIS LINE IS SUBJECT TO RENEWAL ON MAY 10, 1997. AT DECEMBER 31, 1996, THE COMPANY HAD $779,443 OUTSTANDING AGAINST THIS LINE OF CREDIT. INTEREST ACCRUES AT 1% ABOVE A LOCAL BANK'S PRIME RATE. INTEREST ACCRUES MONTHLY. AT DECEMBER 31, 1996, THE INTEREST RATE WAS 9.25%. BORROWINGS OUTSTANDING UNDER THE AGREEMENT ARE SECURED BY UNDIVIDED INTERESTS IN ALL THE COMPANY'S FIXED ASSETS AND ACCOUNTS RECEIVABLE.

 NOTE 4 - DEVELOPMENT STAGE OPERATIONS

 The Company commenced development stage operations when ADA Technologies, Inc. (ADA), the parent company, contributed technology in exchange for rights to the first $500,000 of profits, all the losses and 80% of the equity in the Company. The remaining 20% equity was obtained by key employees at a nominal amount. During 1996 the Company was devoted to scale-up development, production engineering, and supplier establishment/evaluation. The Company expects to commence production operations in 1997.

 NOTE 5 - INCOME TAXES

 ADA ES is a Limited Liability Company which elected to be taxed as a partnership under provisions of the Internal Revenue Code. Accordingly, income tax provisions (and benefits) are not reflected in the financial statements since the Company's results of operations will be reported in the income tax returns of the members.
 NOTE 6 - INCOME/LOSS ALLOCATIONS

 The Limited Liability Operating Agreement provides for ADA to be allocated all losses of the Company and initial profits up to $500,000. Minority interest members receive proportionate interests in all profits, after ADA has received the first $500,000.

 NOTE 7 - RELATED PARTY TRANSACTIONS

 ADA employs the entire work force for the Company and loans the employees to ADA ES at costs which are fully burdened as computed from the parent company's books and records. The parent company provided all the necessary working capital financing for ADA ES (see Note 3).


 NOTE 8 - COMMITMENTS

 The Company has non-cancelable long-term lease agreements for demonstration and production equipment. Rent expense was approximately $10,000 in 1996. Future minimum lease payments required under long-term operating leases in effect at December 31, 1996, require the following payments:

                     1997          $  63,000
                     1998          $  63,000
                     1999          $  61,000
                     2000          $  59,000
                     2001          $  49,000

 NOTE 9 - SUBSEQUENT EVENT

 IN FEBRUARY 1997, THE COMPANY AND ITS MEMBERS ENTERED INTO AN AGREEMENT WITH EARTH SCIENCES, INC. ("ESI"), A PUBLICLY HELD CORPORATION, WHICH PROVIDED FOR ESI TO PURCHASE EQUITY IN ADA ES. THE TOTAL INVESTMENT IN ADA ES BY ESI WILL BE UP TO $2.5 MILLION IN CASH CONTRIBUTIONS AND LOANS. THIS SAME AGREEMENT PROVIDES FOR ESI TO ACQUIRE, DIRECTLY OR INDIRECTLY, ALL THE EQUITY IN ADA ES FOR 1,715,600 SHARES OF ESI STOCK HAVING A MARKET VALUE AT MARCH 31, 1997 OF APPROXIMATELY $5.1 MILLION. THIS TRANSACTION IS PLANNED TO BE COMPLETED IN 1998.

 TO FACILITATE THE ACQUISITION, A CORPORATION (ADA-ES, INC.) WAS ESTABLISHED IN MARCH 1997. ALL THE MEMBERSHIP INTERESTS IN ADA ES WERE EXCHANGED FOR SHARES OF STOCK IN ADA-ES, INC.